EXHIBIT 99(a)


Report of Independent Auditors
--------------------------------------------------------------------------------
The Board of Directors
Wachovia Corporation

We have audited the accompanying consolidated statements of condition of Wachovia Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wachovia Corporation and subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ERNST & YOUNG LLP

Winston-Salem, North Carolina
January 17, 2001

Consolidated Statements of Condition
--------------------------------------------------------------------------------
($ in thousands)                         Wachovia Corporation and Subsidiaries


                                                                                                DECEMBER 31      DECEMBER 31
                                                                                                       2000             1999
                                                                                             --------------   --------------
ASSETS
Cash and due from banks ..................................................................    $ 3,727,441      $ 3,475,004
Interest-bearing bank balances ...........................................................        173,529          184,904
Federal funds sold and securities purchased under resale agreements ......................        788,618          761,962
Trading account assets ...................................................................        960,838          870,304
Securities available-for-sale ............................................................      7,571,696        7,095,790
Securities held-to-maturity (fair value of $1,052,535 in 2000 and $1,061,150 in 1999).....      1,023,750        1,048,724
Loans, net of unearned income ............................................................     55,001,721       49,621,225
Less allowance for loan losses ...........................................................        822,560          554,810
                                                                                              -----------      -----------
  Net loans ..............................................................................     54,179,161       49,066,415
Premises and equipment ...................................................................        911,304          953,832
Due from customers on acceptances ........................................................         82,008          111,684
Goodwill and other intangible assets .....................................................      1,256,227          937,225
Other assets .............................................................................      3,357,080        2,846,693
                                                                                              -----------      -----------
  Total assets ...........................................................................    $74,031,652      $67,352,537
                                                                                              ===========      ===========
LIABILITIES
Deposits in domestic offices:
 Demand ..................................................................................    $ 9,180,330      $ 8,730,673
 Interest-bearing demand .................................................................      5,116,571        4,527,711
 Savings and money market savings ........................................................     12,902,336       13,760,479
 Savings certificates ....................................................................      9,534,778        8,701,074
 Large denomination certificates .........................................................      3,673,219        3,154,754
                                                                                              -----------      -----------
  Total deposits in domestic offices .....................................................     40,407,234       38,874,691
Interest-bearing deposits in foreign offices .............................................      4,004,948        2,911,727
                                                                                              -----------      -----------
  Total deposits .........................................................................     44,412,182       41,786,418
Federal funds purchased and securities sold under repurchase agreements ..................      6,753,164        5,372,493
Commercial paper .........................................................................      1,855,923        1,658,988
Other short-term borrowed funds ..........................................................      1,253,058        3,071,493
Long-term debt ...........................................................................     10,808,218        7,814,263
Acceptances outstanding ..................................................................         82,008          111,684
Other liabilities ........................................................................      2,582,560        1,878,741
                                                                                              -----------      -----------
  Total liabilities ......................................................................     67,747,113       61,694,080
Off-balance sheet items, commitments and contingent liabilities
SHAREHOLDERS' EQUITY
Preferred stock, par value $5 per share:
 Authorized 50,000,000 shares; none outstanding ..........................................             --               --
Common stock, par value $5 per share:
 Authorized 1,000,000,000 shares; issued and outstanding 203,423,606 shares
  in 2000 and 201,812,295 shares in 1999 .................................................      1,017,118        1,009,061
Capital surplus ..........................................................................        731,162          598,149
Retained earnings ........................................................................      4,505,947        4,125,524
Accumulated other comprehensive income (loss) ............................................         30,312          (74,277)
                                                                                              -----------      -----------
  Total shareholders' equity .............................................................      6,284,539        5,658,457
                                                                                              -----------      -----------
  Total liabilities and shareholders' equity .............................................    $74,031,652      $67,352,537
                                                                                              ===========      ===========

See notes to consolidated financial statements

Consolidated Statements of Income
--------------------------------------------------------------------------------
($ in thousands, except per share)       Wachovia Corporation and Subsidiaries


                                                                                           YEAR ENDED DECEMBER 31
                                                                             --------------------------------------------------
                                                                                       2000              1999              1998
                                                                             --------------   ---------------   ---------------
INTEREST INCOME
Loans, including fees ....................................................    $ 4,728,737       $ 4,000,541       $ 3,873,404
Securities available-for-sale ............................................        460,486           504,470           597,557
Securities held-to-maturity:
 State and municipal .....................................................         15,124            11,673            15,044
 Other investments .......................................................         60,654            79,919            95,952
Interest-bearing bank balances ...........................................          6,527             7,390            12,988
Federal funds sold and securities purchased under resale agreements ......         30,892            30,696            25,803
Trading account assets ...................................................         42,934            32,131            44,497
                                                                              -----------       -----------       -----------
  Total interest income ..................................................      5,345,354         4,666,820         4,665,245
INTEREST EXPENSE
Deposits:
 Domestic offices ........................................................      1,417,160         1,156,113         1,224,046
 Foreign offices .........................................................        239,003           109,082           135,659
                                                                              -----------       -----------       -----------
  Total interest on deposits .............................................      1,656,163         1,265,195         1,359,705
Short-term borrowed funds ................................................        559,336           457,161           563,846
Long-term debt ...........................................................        614,134           474,378           390,662
                                                                              -----------       -----------       -----------
  Total interest expense .................................................      2,829,633         2,196,734         2,314,213
NET INTEREST INCOME ......................................................      2,515,721         2,470,086         2,351,032
Provision for loan losses ................................................        588,450           298,105           299,480
                                                                              -----------       -----------       -----------
Net interest income after provision for loan losses ......................      1,927,271         2,171,981         2,051,552
OTHER INCOME
Service charges on deposit accounts ......................................        418,611           369,646           334,980
Fees for trust services ..................................................        219,476           216,392           199,949
Credit card income .......................................................        297,833           255,243           171,127
Investment fees ..........................................................        334,795           235,350            61,556
Capital markets income ...................................................        170,007           170,771           130,083
Electronic banking .......................................................        102,832            88,626            74,257
Mortgage fees ............................................................         25,377            33,213            44,929
Other operating income ...................................................        362,758           240,882           211,238
                                                                              -----------       -----------       -----------
  Total other operating revenue ..........................................      1,931,689         1,610,123         1,228,119
Securities (losses) gains ................................................           (417)           10,894            20,442
                                                                              -----------       -----------       -----------
  Total other income .....................................................      1,931,272         1,621,017         1,248,561
OTHER EXPENSE
Salaries .................................................................      1,086,694         1,020,384           874,750
Employee benefits ........................................................        212,649           199,902           180,603
                                                                              -----------       -----------       -----------
  Total personnel expense ................................................      1,299,343         1,220,286         1,055,353
Net occupancy expense ....................................................        160,350           151,282           138,636
Equipment expense ........................................................        188,061           198,062           153,007
Merger-related charges ...................................................         28,958            19,309            85,312
Litigation settlement charge .............................................         20,000                --                --
Restructuring charge .....................................................        107,487                --                --
Other operating expense ..................................................        778,814           661,686           564,024
                                                                              -----------       -----------       -----------
  Total other expense ....................................................      2,583,013         2,250,625         1,996,332
Income before income tax expense .........................................      1,275,530         1,542,373         1,303,781
Income tax expense .......................................................        443,222           531,152           429,611
                                                                              -----------       -----------       -----------
NET INCOME ...............................................................    $   832,308       $ 1,011,221       $   874,170
                                                                              ===========       ===========       ===========
Net income per common share:
 Basic ...................................................................    $      4.10       $      4.99       $      4.26
 Diluted .................................................................    $      4.07       $      4.90       $      4.18
Average shares outstanding:
 Basic ...................................................................        202,989           202,795           205,058
 Diluted .................................................................        204,450           206,192           209,153

See notes to consolidated financial statements

Consolidated Statements of Shareholders' Equity
--------------------------------------------------------------------------------
($ in thousands, except per share)       Wachovia Corporation and Subsidiaries


                                                                    COMMON STOCK
                                                          --------------------------------
                                                                    SHARES          AMOUNT
                                                          ---------------- ---------------
YEAR ENDED DECEMBER 31, 1998
Balance at beginning of year ............................    205,926,632     $ 1,029,633
Comprehensive income:
 Net income .............................................
 Other comprehensive income:
  Unrealized holding gains on securities available-
   for-sale (net of tax expense of $16,233)..............
  Less reclassification adjustment for gains realized
   in net income (net of tax expense of $7,982)..........
   Comprehensive income .................................
Cash dividends declared -- $1.86 a share.................
Common stock issued pursuant to:
 Stock option and employee benefit plans ................      2,211,599          11,058
 Dividend reinvestment plan .............................        301,992           1,510
 Acquisitions ...........................................      1,127,723           5,639
Common stock acquired ...................................     (6,581,846)        (32,909)
Miscellaneous ...........................................    -----------     -----------
Balance at end of year ..................................    202,986,100     $ 1,014,931
                                                             ===========     ===========
YEAR ENDED DECEMBER 31, 1999
Balance at beginning of year ............................    202,986,100     $ 1,014,931
Comprehensive income:
 Net income .............................................
 Other comprehensive loss:
  Unrealized holding losses on securities available-
   for-sale (net of tax benefit of $92,356)..............
  Less reclassification adjustment for gains realized
   in net income (net of tax expense of $3,813)..........
    Comprehensive income ................................
Cash dividends declared -- $2.06 a share.................
Common stock issued pursuant to:
 Stock option and employee benefit plans ................      1,252,596           6,263
 Dividend reinvestment plan .............................        282,947           1,414
 Acquisitions ...........................................      4,801,987          24,010
 Note conversions .......................................          3,065              15
Common stock acquired ...................................     (7,514,400)        (37,572)
Miscellaneous ...........................................    -----------     -----------
Balance at end of year ..................................    201,812,295     $ 1,009,061
                                                             ===========     ===========
YEAR ENDED DECEMBER 31, 2000
Balance at beginning of year ............................    201,812,295     $ 1,009,061
Comprehensive income:
 Net income .............................................
 Other comprehensive income:
  Unrealized holding gains on securities available-
   for-sale (net of tax expense of $64,352)..............
  Add reclassification adjustment for losses realized
   in net income (net of tax benefit of $146)............
    Comprehensive income ................................
Cash dividends declared -- $2.28 a share.................
Common stock issued pursuant to:
 Stock option and employee benefit plans ................      1,078,507           5,392
 Dividend reinvestment plan .............................        393,346           1,967
 Acquisitions ...........................................      2,254,947          11,275
Common stock acquired ...................................     (2,115,489)        (10,577)
Miscellaneous ...........................................
                                                            ------------     -----------
Balance at end of year ..................................    203,423,606     $ 1,017,118
                                                            ============     ===========

                                                                                             ACCUMULATED
                                                                                                   OTHER
                                                                 CAPITAL        RETAINED   COMPREHENSIVE
                                                                 SURPLUS        EARNINGS   INCOME (LOSS)           TOTAL
                                                          -------------- --------------- --------------- ---------------
YEAR ENDED DECEMBER 31, 1998
Balance at beginning of year ............................  $    974,803    $ 3,098,767     $   71,098      $ 5,174,301
Comprehensive income:
 Net income .............................................                      874,170                         874,170
 Other comprehensive income:
  Unrealized holding gains on securities available-
   for-sale (net of tax expense of $16,233)..............                                      23,802           23,802
  Less reclassification adjustment for gains realized
   in net income (net of tax expense of $7,982)..........                                     (12,460)         (12,460)
                                                                           -----------     ----------      -----------
   Comprehensive income .................................                      874,170         11,342          885,512
Cash dividends declared -- $1.86 a share.................                     (381,798)                       (381,798)
Common stock issued pursuant to:
 Stock option and employee benefit plans ................       102,540                                        113,598
 Dividend reinvestment plan .............................        22,885                                         24,395
 Acquisitions ...........................................        77,674                                         83,313
Common stock acquired ...................................      (508,093)                                      (541,002)
Miscellaneous ...........................................          (565)       (19,522)                        (20,087)
                                                           ------------    -----------     ----------      -----------
Balance at end of year ..................................  $    669,244    $ 3,571,617     $   82,440      $ 5,338,232
                                                           ============    ===========     ==========      ===========
YEAR ENDED DECEMBER 31, 1999
Balance at beginning of year ............................  $    669,244    $ 3,571,617     $   82,440      $ 5,338,232
Comprehensive income:
 Net income .............................................                    1,011,221                       1,011,221
 Other comprehensive loss:
  Unrealized holding losses on securities available-
   for-sale (net of tax benefit of $92,356)..............                                    (149,636)        (149,636)
  Less reclassification adjustment for gains realized
   in net income (net of tax expense of $3,813)..........                                      (7,081)          (7,081)
                                                                           -----------     ----------      -----------
    Comprehensive income ................................                    1,011,221       (156,717)         854,504
Cash dividends declared -- $2.06 a share.................                     (418,447)                       (418,447)
Common stock issued pursuant to:
 Stock option and employee benefit plans ................       111,308                                        117,571
 Dividend reinvestment plan .............................        21,692                                         23,106
 Acquisitions ...........................................       399,059                                        423,069
 Note conversions .......................................           235                                            250
Common stock acquired ...................................      (603,357)                                      (640,929)
Miscellaneous ...........................................           (32)       (38,867)                        (38,899)
                                                           ------------    -----------     ----------      -----------
Balance at end of year ..................................  $    598,149    $ 4,125,524     $  (74,277)     $ 5,658,457
                                                           ============    ===========     ==========      ===========
YEAR ENDED DECEMBER 31, 2000
Balance at beginning of year ............................  $    598,149    $ 4,125,524     $  (74,277)     $ 5,658,457
Comprehensive income:
 Net income .............................................                      832,308                         832,308
 Other comprehensive income:
  Unrealized holding gains on securities available-
   for-sale (net of tax expense of $64,352)..............                                     104,318          104,318
  Add reclassification adjustment for losses realized
   in net income (net of tax benefit of $146)............                                         271              271
                                                                           -----------     ----------      -----------
    Comprehensive income ................................                      832,308        104,589          936,897
Cash dividends declared -- $2.28 a share.................                     (463,018)                       (463,018)
Common stock issued pursuant to:
 Stock option and employee benefit plans ................        58,310                                         63,702
 Dividend reinvestment plan .............................        20,864                                         22,831
 Acquisitions ...........................................       167,673                                        178,948
Common stock acquired ...................................      (113,834)                                      (124,411)
Miscellaneous ...........................................                       11,133                          11,133
                                                           ------------    -----------     ----------      -----------
Balance at end of year ..................................  $    731,162    $ 4,505,947     $   30,312      $ 6,284,539
                                                           ============    ===========     ==========      ===========

See notes to consolidated financial statements

Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------
($ in thousands)                         Wachovia Corporation and Subsidiaries


                                                                                             YEAR ENDED DECEMBER 31
                                                                                 -----------------------------------------------
                                                                                            2000            1999            1998
                                                                                 --------------- --------------- ---------------
OPERATING ACTIVITIES
Net income .....................................................................  $    832,308    $  1,011,221    $    874,170
Adjustments to reconcile net income to net cash provided by operations:
 Provision for loan losses .....................................................       588,450         298,105         299,480
 Depreciation and amortization .................................................       295,411         245,803         155,069
 Deferred income taxes .........................................................       235,174         383,302         266,451
 Securities losses (gains) .....................................................           417         (10,894)        (20,442)
 Gain on sale of noninterest-earning assets ....................................        (6,364)        (13,485)         (7,421)
 Increase in accrued income taxes ..............................................         2,187          26,459         224,609
 (Increase) decrease in accrued interest receivable ............................       (94,083)        (25,158)         40,246
 Increase (decrease) in accrued interest payable ...............................       134,533          11,578         (26,107)
 Net change in other accrued and deferred income and expense ...................       120,851        (163,073)        (60,053)
 Net trading account activities ................................................       (90,534)        (91,125)        334,310
 Net loans held for resale .....................................................       (74,432)        250,632        (184,571)
 Gain from branch sales ........................................................       (41,618)         (7,554)        (17,155)
                                                                                  ------------    ------------    ------------
  Net cash provided by operating activities ....................................     1,902,300       1,915,811       1,878,586
INVESTING ACTIVITIES
Net decrease (increase) in interest-bearing bank balances ......................        28,185         (73,826)         23,208
Net (increase) decrease in federal funds sold and securities purchased under
 resale agreements .............................................................        (8,339)        (40,361)        947,064
Purchases of securities available-for-sale .....................................    (1,488,647)     (2,222,574)     (3,106,977)
Purchases of securities held-to-maturity .......................................      (140,324)        (95,531)       (394,956)
Sales of securities available-for-sale .........................................       482,692         366,714         590,447
Calls, maturities and prepayments of securities available-for-sale .............       854,051       2,525,569       3,564,575
Calls, maturities and prepayments of securities held-to-maturity ...............       189,461         431,963         532,922
Net increase in loans made to customers ........................................    (5,019,413)     (5,471,971)     (1,634,527)
Net credit card receivables securitized ........................................       250,000       1,395,954              --
Capital expenditures ...........................................................      (115,993)       (213,229)       (258,719)
Proceeds from sales of premises and equipment ..................................        16,998          27,154          38,959
Net increase in other assets ...................................................      (341,355)       (279,575)       (375,080)
Business combinations ..........................................................      (805,754)        (11,123)         16,108
Branch sales ...................................................................      (378,559)       (114,761)       (111,901)
                                                                                  ------------    ------------    ------------
  Net cash used by investing activities ........................................    (6,476,997)     (3,775,597)       (168,877)
FINANCING ACTIVITIES
Net increase in demand, savings and money market accounts ......................       377,471         757,675       1,584,124
Net increase (decrease) in certificates of deposit .............................     2,173,930         163,578      (3,192,149)
Net increase (decrease) in federal funds purchased and securities sold under
 repurchase agreements .........................................................     1,376,791        (151,068)     (2,870,049)
Net increase in commercial paper ...............................................       196,935         299,606         325,358
Net (decrease) increase in other short-term borrowings .........................    (1,818,435)      1,125,558       1,159,388
Proceeds from issuance of long-term debt .......................................     3,893,075       1,588,733       2,684,679
Maturities and repayments of long-term debt ....................................      (915,267)     (1,410,819)     (1,028,772)
Common stock issued ............................................................        40,465          59,478          80,375
Dividend payments ..............................................................      (463,018)       (418,447)       (381,798)
Common stock repurchased .......................................................      (116,086)       (634,623)       (531,122)
Net increase in other liabilities ..............................................        81,273         154,854          38,704
                                                                                  ------------    ------------    ------------
  Net cash provided (used) by financing activities .............................     4,827,134       1,534,525      (2,131,262)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...............................       252,437        (325,261)       (421,553)
Cash and cash equivalents at beginning of year .................................     3,475,004       3,800,265       4,221,818
                                                                                  ------------    ------------    ------------
Cash and cash equivalents at end of period .....................................  $  3,727,441    $  3,475,004    $  3,800,265
                                                                                  ============    ============    ============
SUPPLEMENTAL DISCLOSURES
Interest paid ..................................................................  $  2,695,100    $  2,185,156    $  2,340,320
Income taxes paid ..............................................................       204,811         119,959         159,500

See notes to consolidated financial statements

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note A -- Accounting Policies
Nature of Operations -- The Corporation is a southeastern interstate financial holding company maintaining dual headquarters in Atlanta, Georgia, and Winston-Salem, North Carolina. The Corporation's principal banking subsidiary is Wachovia Bank, N.A., which maintains operations in Florida, Georgia, North Carolina, South Carolina and Virginia. Credit card services are provided through The First National Bank of Atlanta and full service brokerage and investment underwriting services are provided through Wachovia Securities, Inc. In addition to general commercial banking, the Corporation and its subsidiaries are engaged in trust and investment management, residential mortgage origination, leasing, foreign exchange, corporate finance and other money market services.

Business combinations completed during 1998, 1999 and 2000 are described in Note C -- Business Combinations. In October 2000, Wachovia announced a definitive agreement to acquire West Palm Beach, Florida-based Republic Security Financial Corporation, the parent company of Republic Security Bank. Republic Security Bank operates 94 banking facilities in 12 Florida counties and had approximately $3.1 billion in assets and $2 billion in deposits at December 31, 2000. The transaction will be accounted for as a purchase business combination and is expected to be completed during the first quarter of 2001.

Principles of Consolidation -- The consolidated financial statements include the accounts of Wachovia Corporation and its subsidiaries after elimination of all material intercompany balances and transactions.

Business Combinations -- In business combinations accounted for as poolings-of-interests, the financial position and results of operations and cash flows of the respective companies are restated as though the companies were combined for all historical periods.

In business combinations accounted for using the purchase method of accounting, the net assets of the companies acquired are recorded at their fair values at the date of acquisition. Goodwill is amortized on a straight-line basis over the estimated periods benefited. Identifiable intangibles, including deposit base intangibles, are amortized on an accelerated or straight-line basis over the estimated periods benefited. The results of operations of the acquired companies are included since the date of acquisition.

Use of Estimates -- The financial statements are prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Due From Banks -- The Corporation considers cash and due from banks, all of which are maintained in financial institutions, as cash and cash equivalents for purposes of the Consolidated Statements of Cash Flows.

Trading Instruments -- The Corporation maintains trading positions in both derivative and nonderivative (or cash) financial instruments. Trading cash instruments are held for distribution through retail sales or in anticipation of market movements and are carried at fair value. Gains and losses, both realized and unrealized, are included in capital markets income. Interest revenue arising from cash financial instruments is included in interest income-trading account assets. Trading cash instruments are comprised primarily of securities backed by the U.S. Treasury and various federal agencies and state and local governmental bodies.

Trading derivative financial instruments are customer oriented, and trading positions are established as necessary to accommodate customers' requirements. Gains and losses from trading derivatives and foreign exchange activities are included in capital markets income.

Securities Held-to-Maturity and Available-for-Sale -- Management determines the appropriate classification of debt securities at the time of purchase. Debt securities are classified as held-to-maturity when the Corporation has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost.

Debt securities not classified as held-to-maturity or trading and marketable equity securities are classified as available-for-sale and are stated at fair value. Unrealized gains and losses, net of tax, on available-for-sale securities are included in accumulated other comprehensive income -- a separate component of shareholders' equity.

The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income from securities. The specific identification method is used to determine realized gains and losses on sales of securities, which are reported as securities gains and losses.

Securities Purchased and Sold Agreements -- Securities purchased under resale agreements and securities sold under repurchase agreements are generally accounted for as collateralized financing transactions. They are recorded at the current fair value of the securities plus accrued interest. It is the Corporation's policy to take possession of securities purchased under resale agreements, which are primarily U.S. Government and Government agency securities. The current fair value of these securities is monitored, and additional securities are obtained when deemed appropriate. The Corporation also monitors its exposure with respect to securities sold under repurchase agreements and a request to the lender for additional money is made when necessary.

Risk Management Instruments -- Interest rate swaps and options (caps and floors) are used as part of the Corporation's overall interest rate risk management and are designated as hedges of interest-bearing assets, liabilities, firm commitments and anticipated transactions. These derivatives modify the interest rate characteristics of specified financial instruments. Amounts receivable or payable under interest rate swap and option agreements are recognized in net interest income. Derivative instruments not qualifying as end-user positions are treated as trading positions and marked-to-market. To qualify as a hedge, the swap or option must be designated and documented as a hedge and be effective in reducing the market risk associated with the existing asset, liability, firm commitment or identified anticipated transaction which is probable to occur. Effectiveness of the hedge is evaluated on an initial

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note A -- Accounting Policies -- Continued

and ongoing basis using statistical calculations of correlation. Gains and losses on risk management derivatives that are terminated early are deferred and amortized to net interest income over the remaining period originally covered by the instrument. If the underlying designated item is no longer held, or if an anticipated transaction is no longer likely to occur, any previously unrecognized gain or loss on the derivative contract is recognized in earnings and the contract is subsequently accounted for at fair value.

Loans and Allowance for Loan Losses -- Loans are carried at their principal amount outstanding net of unearned income, including net deferred loan fees and costs, except for loans held for resale which are carried at the lower of cost or market. The Corporation defers certain nonrefundable loan origination and commitment fees and the direct costs of originating or acquiring loans. Interest on loans is accrued and recorded as interest income based upon the principal amount outstanding. Except for revolving credit loans, the recognition of interest income is discontinued when a loan becomes 90 days past due as to principal and interest or when, in management's judgment, the principal or interest will not be collectible in the normal course of business. When interest accruals are discontinued, the balance of accrued interest is reversed. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in the process of collection. Interest is accrued on revolving credit loans until payments become 180 days past due, at which time the outstanding principal balance and accrued unpaid interest is charged off. For installment loans and other closed-end consumer loans, the accrual of interest is discontinued when the loan becomes 120 days past due, at which time the outstanding principal and unpaid interest is charged off. The Corporation records a charge-off for commercial loans and commercial real estate loans when available information confirms that specific loans, or portions thereof, are uncollectible.

The Corporation applies Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" (FASB 5), and Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (FASB
114), in determining the balance of the allowance for loan losses and the amount of impaired loans. The allowance is maintained at a level believed to be adequate by management to absorb probable losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current domestic and international economic conditions, volume and composition of the loan portfolio and other risks inherent in the portfolio. The method used to determine the amount of loss inherent in the loan portfolio and thereby assess the adequacy of the recorded balance of the allowance for loan losses involves identifying portfolios of loans with similar characteristics for which estimates of inherent future probable losses can be made. The estimates are based on historical loss factors as adjusted for current business and economic conditions. The loss factors are applied to the respective portfolios in order to determine the overall allowance adequacy.

Loan Securitization -- Loan securitization involves the sale, generally to a trust, of a pool of loan receivables. The Corporation continues to own the accounts that generate the loan receivables. In securitization transactions, the Corporation retains interest-only strips, servicing rights, and in some cases a cash reserve account, all of which are retained interests in the securitized receivables. Gain or loss on sale of the receivables depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair value at the date of transfer. The fair value of retained interests is obtained from market prices if available, or estimates of fair value based on the present value of estimated future expected cash flows.

Premises and Equipment -- Premises, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the leasehold asset or the lease term.

Internal Use Software -- The Corporation relies on company personnel and independent contractors to plan, develop, install, customize and enhance computer systems applications that support corporate and administrative operations. Software development costs, such as those related to program coding, testing, configuration and installation, are capitalized and are amortized on a straight-line basis over the expected useful life. All other costs incurred related to planning and post-development phases of an internal software project are expensed as incurred.

Impairment of Long-Lived Assets -- Impairment losses on long-lived assets to be held and used are recognized whenever events or changes in circumstances result in the carrying value of the assets exceeding the sum of the expected future cash flows. The measurement of the impairment losses recognized is based on the difference between the fair value and carrying value of the assets. Long-lived assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell.

Income Taxes -- Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Each subsidiary provides for income taxes based on its contribution to income taxes (benefit) of the consolidated group. The Corporation and its subsidiaries file a consolidated tax return.

Stock-Based Compensation -- The Corporation applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Corporation's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost for stock awards and appreciation rights is recorded based on the market price at the date of grant, or the date in which the stated performance criteria are met, and the end of the period, respectively. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FASB 123), encourages, but does not require, adoption of a fair value method of

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note A -- Accounting Policies -- Continued

accounting for employee stock-based compensation plans. The Corporation follows the pro forma disclosure provisions of FASB 123.

New Accounting Pronouncements -- In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FASB 133). FASB 133 establishes new accounting and reporting requirements for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities. The standard requires all derivatives to be measured at fair value and recognized as either assets or liabilities in the statement of condition. Under certain conditions, a derivative may be specifically designated as a hedge. Accounting for the changes in fair value of a derivative depends on the intended use of the derivative and the resulting designation. The Corporation will adopt the standard, as required, effective January 1, 2001 with an immaterial financial statement impact.

In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" (FASB 140). FASB 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain additional disclosures regarding these activities. The statement is effective for transfers and servicing of financial assets or extinguishments of liabilities that occur after March 31, 2001. The statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The impact of the disclosure and recognition provisions of this standard are not material.

Reclassification -- Certain 1999 and 1998 amounts have been reclassified to conform to the 2000 presentation.

--------------------------------------------------------------------------------

Note B -- Business Segment Information
The Corporation's reportable segments are strategic business units that provide unique products and services to a variety of customer groups. Each segment has its own management team as well as distinct marketing, production, technology and distribution strategies. The Corporation's five reportable segments are Asset and Wealth Management, Corporate, Consumer, Credit Card and Treasury & Administration. Asset and Wealth Management earns revenues by providing estate planning services, insurance, investment and trust products to high-wealth individuals and corporate executives. Corporate earns its revenues primarily by providing financing, deposit, cash management, investment and asset administration products to corporate customers. Consumer gen erates its revenues primarily from individuals and small businesses by providing credit and deposit services as well as insurance, investment and trust products. Credit Card, which is presented on a managed basis, derives revenues from the marketing, issuing and servicing of credit card products to individuals and corporations. Treasury & Administration is comprised of balance sheet management activities that include managing the investment portfolio, discretionary funding, asset securitization, utilization of off-balance sheet financial instruments and optimizing the Corporation's equity position. Nonoperating and other corporate expenses such as merger-related charges, litigation settlement charges, restructuring charges and Year 2000 conversion costs are included in the Treasury & Administration segment.


                                       ASSET AND
YEAR ENDED                                WEALTH
DECEMBER 31, 2000                     MANAGEMENT        CORPORATE       CONSUMER
-------------------------------- --------------- ---------------- --------------
External net interest margin ...   $   147,443    $   2,636,003    $   (180,777)
Internal funding (charge)
 credit ........................        (3,019)      (1,653,334)      1,093,898
                                   -----------    -------------    ------------
Net interest income ............       144,424          982,669         913,121
Provision for loan losses ......         1,693          383,221          19,905
Total other income .............       618,609          426,973         484,697
Other expense ..................       556,025          587,549         809,638
                                   -----------    -------------    ------------
 Profit contribution ...........       205,315          438,872         568,275
Allocated expenses .............        72,758           90,936         116,482
                                   -----------    -------------    ------------
Income before income tax
 expense .......................       132,557          347,936         451,793
Income tax expense .............        53,353          126,318         164,684
                                   -----------    -------------    ------------
Net income .....................   $    79,204    $     221,618    $    287,109
                                   ===========    =============    ============
Average total assets ...........   $ 3,975,097    $  38,082,316    $ 11,003,413
                                   ===========    =============    ============



YEAR ENDED                               CREDIT       TREASURY &
DECEMBER 31, 2000                          CARD   ADMINISTRATION    ELIMINATIONS          TOTAL
-------------------------------- -------------- ---------------- --------------- --------------
External net interest margin ...  $ 1,166,604    $  (1,217,063)    $   (36,489)   $  2,515,721
Internal funding (charge)
 credit ........................     (502,487)       1,165,322        (100,380)             --
                                  -----------    -------------     -------        ------------
Net interest income ............      664,117          (51,741)       (136,869)      2,515,721
Provision for loan losses ......      384,175         (200,544)             --         588,450
Total other income .............      220,530          180,463              --       1,931,272
Other expense ..................      256,901          435,051         (62,151)      2,583,013
                                  -----------    -------------     -----------    ------------
 Profit contribution ...........      243,571         (105,785)        (74,718)      1,275,530
Allocated expenses .............       31,349         (273,296)        (38,229)             --
                                  -----------    -------------     -----------    ------------
Income before income tax
 expense .......................      212,222          167,511         (36,489)      1,275,530
Income tax expense .............       75,986           59,370         (36,489)        443,222
                                  -----------    -------------     -----------    ------------
Net income .....................  $   136,236    $     108,141     $        --    $    832,308
                                  ===========    =============     ===========    ============
Average total assets ...........  $ 7,913,248    $   8,725,322     $        --    $ 69,699,396
                                  ===========    =============     ===========    ============

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note B -- Business Segment Information -- Concluded


                                          ASSET AND
YEAR ENDED                                   WEALTH
DECEMBER 31, 1999                        MANAGEMENT       CORPORATE       CONSUMER
-------------------------------------- ------------ --------------- --------------
External net interest margin ......... $  103,284   $ 2,196,757      $ (153,504)
Internal funding (charge)
 credit ..............................     23,410    (1,260,978)      1,011,011
                                       ----------   -----------      ----------
Net interest income ..................    126,694       935,779         857,507
Provision for loan losses ............        726        58,569          15,086
Total other income ...................    485,750       403,141         419,727
Other expense ........................    432,141       561,856         780,747
                                       ----------   -----------      ----------
 Profit contribution .................    179,577       718,495         481,401
Allocated expenses ...................     70,446        92,387         129,560
                                       ----------   -----------      ----------
Income before income tax
 expense .............................    109,131       626,108         351,841
Income tax expense ...................     42,385       224,765         128,001
                                       ----------   -----------      ----------
Net income ........................... $   66,746   $   401,343      $  223,840
                                       ==========   ===========      ==========
Average total assets ................. $2,859,920   $34,591,059      $9,787,018
                                       ==========   ===========      ==========



YEAR ENDED                                    CREDIT       TREASURY &
DECEMBER 31, 1999                               CARD   ADMINISTRATION   ELIMINATIONS         TOTAL
-------------------------------------- ------------- ---------------- -------------- -------------
External net interest margin .........  $  852,793    $  (488,759)    $(40,485)      $ 2,470,086
Internal funding (charge)
 credit ..............................    (327,599)       649,047      (94,891)               --
                                        ----------    -----------     --------       -----------
Net interest income ..................     525,194        160,288     (135,376)        2,470,086
Provision for loan losses ............     256,598        (32,874)          --           298,105
Total other income ...................     168,782        143,617           --         1,621,017
Other expense ........................     185,043        353,956      (63,118)        2,250,625
                                        ----------    -----------     --------       -----------
 Profit contribution .................     252,335        (17,177)     (72,258)        1,542,373
Allocated expenses ...................      30,587       (291,207)     (31,773)               --
                                        ----------    -----------     --------       -----------
Income before income tax
 expense .............................     221,748        274,030      (40,485)        1,542,373
Income tax expense ...................      79,355         97,131      (40,485)          531,152
                                        ----------    -----------     --------       -----------
Net income ...........................  $  142,393    $   176,899     $     --       $ 1,011,221
                                        ==========    ===========     ========       ===========
Average total assets .................  $6,283,548    $11,898,713     $     --       $65,420,258
                                        ==========    ===========     ========       ===========


                                          ASSET AND
YEAR ENDED                                   WEALTH
DECEMBER 31, 1998                        MANAGEMENT       CORPORATE       CONSUMER
-------------------------------------- ------------ --------------- --------------
External net interest margin ......... $   75,018   $ 1,978,805      $  (182,884)
Internal funding (charge)
 credit ..............................     21,006    (1,203,149)       1,037,393
                                       ----------   -----------      -----------
Net interest income ..................     96,024       775,656          854,509
Provision for loan losses ............      1,435        19,804           13,495
Total other income ...................    283,808       327,806          387,439
Other expense ........................    253,445       465,239          753,573
                                       ----------   -----------      -----------
 Profit contribution .................    124,952       618,419          474,880
Allocated expenses ...................     53,004       100,432          158,150
                                       ----------   -----------      -----------
Income before income tax
 expense .............................     71,948       517,987          316,730
Income tax expense ...................     26,166       181,956          113,471
                                       ----------   -----------      -----------
Net income ........................... $   45,782   $   336,031      $   203,259
                                       ==========   ===========      ===========
Average total assets ................. $2,335,270   $31,377,718      $10,258,913
                                       ==========   ===========      ===========



YEAR ENDED                                    CREDIT       TREASURY &
DECEMBER 31, 1998                               CARD   ADMINISTRATION   ELIMINATIONS         TOTAL
-------------------------------------- ------------- ---------------- -------------- -------------
External net interest margin .........  $  829,963    $  (302,996)    $(46,874)      $ 2,351,032
Internal funding (charge)
 credit ..............................    (343,748)       591,439     (102,941)               --
                                        ----------    -----------     --------       -----------
Net interest income ..................     486,215        288,443     (149,815)        2,351,032
Provision for loan losses ............     276,765        (12,019)          --           299,480
Total other income ...................     148,450        101,058           --         1,248,561
Other expense ........................     172,955        419,239      (68,119)        1,996,332
                                        ----------    -----------     --------       -----------
 Profit contribution .................     184,945        (17,719)     (81,696)        1,303,781
Allocated expenses ...................      37,546       (314,310)     (34,822)               --
                                        ----------    -----------     --------       -----------
Income before income tax
 expense .............................     147,399        296,591      (46,874)        1,303,781
Income tax expense ...................      51,982        102,910      (46,874)          429,611
                                        ----------    -----------     --------       -----------
Net income ...........................  $   95,417    $   193,681     $     --       $   874,170
                                        ==========    ===========     ========       ===========
Average total assets .................  $6,095,315    $13,881,319     $     --       $63,948,535
                                        ==========    ===========     ========       ===========


The Corporation's management accounting policies generally follow the policies described in Note A, except for net interest income which is reported on a fully taxable equivalent basis. Beginning January 2000, the Corporation adopted a marginal matched maturity funds transfer pricing system to simulate matched funding to compensate or charge for funds provided or used with a corresponding offset in the Treasury & Administration business segment. Formerly, the Corporation utilized a multiple pool method for funds transfer pricing. This change in management accounting has been reflected for all periods presented. Provision for loan losses is charged to each segment based on the credit risk of each segment's loan portfolio. Operating expense is recognized as incurred and charged on a fully absorbed basis. Additionally, income tax expense is calculated based on the business segment's fully taxable equivalent income and the Corporation's effective tax rate.

Reconciling items between management accounting and the Corporation's consolidated financial statements are limited to the taxable equivalent adjustment and other income statement reclassifications shown as Eliminations. The Corporation operates primarily in the United States; accordingly, geographic distribution of revenue and long-lived assets in other countries is not significant. Revenue from no individual customer exceeded 10% of consolidated total revenue.

--------------------------------------------------------------------------------


Note C -- Business Combinations

On December 15, 1997, the Corporation merged in a pooling-of-interests transaction, with Central Fidelity Banks, Inc., headquartered in Richmond, Virginia. In connection with the transaction, the Corporation incurred a restructuring charge to consolidate Central Fidelity's operations, business line locations and administrative functions. These activities were completed during 1998. The remaining accrual associated with this charge was $4,894 and $21,927, respectively, at December 31, 2000 and 1999 and was comprised of salary continuation payments. The balance remaining at December 2000 will be paid during 2001.

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note C -- Business Combinations -- Concluded

During 1998, the Corporation acquired Ameribank Bancshares (Ameribank), headquartered in Hollywood, Florida, with $280 million in assets; Hunt, DuPree, Rhine and Associates Inc., a benefits consulting company; and Retirement Plan Securities Inc., a registered investment advisor.

On April 1, 1999, the Corporation completed its merger with Interstate/Johnson Lane, Inc. (IJL), headquartered in Charlotte, North Carolina. The acquisition of IJL resulted in the issuance of approximately 2.6 million shares of common stock valued at $215,562. The purchase price was allocated to the net assets acquired resulting in $125,205 of goodwill. In September 1999, the Corporation completed its merger with OFFITBANK Holdings, Inc. (OFFITBANK), headquartered in New York. The acquisition of OFFITBANK resulted in the issuance of approximately 2.1 million shares of common stock valued at $203,173. The purchase price was allocated to the net assets acquired resulting in $175,568 of goodwill. Also, during 1999, the Corporation acquired Barry, Evans, Josephs & Snipes (BEJS), a national life insurance broker specializing in wealth transfer strategies and benefit plans for affluent families and corporate executives.

On February 1, 2000, the Corporation completed its purchase of a majority of the credit card business of Partners First Holdings, LLC, adding 1.2 million customers and approximately $2 billion of managed receivables. The transaction resulted in $234,524 of purchased credit card intangibles. Also during 2000, the Corporation acquired B C Bankshares, parent company of the Bank of Canton, headquartered in suburban Atlanta with $400 million in assets; Commerce National Corporation, parent company of the National Bank of Commerce in suburban Orlando, Florida, with $180 million in assets; and DavisBaldwin, Inc., a Tampa, Florida-based insurance agency specializing in property and casualty insurance services for commercial customers.

The proforma impact of these purchase transactions was not material to the Corporation's reported results of operations. Amounts incurred for systems conversion and integration of business lines related to merger transactions are included in merger-related charges in the income statement. Goodwill arising from the purchase transactions above is being amortized over 20 to 25 years. Deposit base intangibles and purchased credit card premiums resulting from the above acquisitions are being amortized over 7 years.

--------------------------------------------------------------------------------

Note D -- Restructuring Charge
During 2000, the Corporation recorded charges of $107,487 in connection with strategic actions to realign resources and eliminate approximately 1,800 staff positions. The positions eliminated were identified through a productivity review focused on improving work processes, introducing new technology, broadening spans of control and eliminating levels of management across the company. The affected positions are diversely scattered among all lines of business and at all levels throughout the organization.

The restructuring plan includes closing the Corporation's Raleigh, North Carolina, operations center. Functions currently performed at that location will move to other operations centers. Several underperforming branches are also being closed including 11 in-store branches in Atlanta and Fayetteville, North Carolina, and the Corporation exited the municipal finance business. The closed branches and the discontinued municipal finance business were immaterial to financial results.

The amounts expensed and paid in 2000 are presented below.



                                                          DEC. 31,
                                       2000   UTILIZED        2000
                                  PROVISION    IN 2000     BALANCE
                                ----------- ---------- -----------
Severance and personnel
   related costs ..............  $  85,666   $ 47,433   $ 38,233
Occupancy and other costs .....     21,821     20,437      1,384
                                 ---------   --------   --------
  Total .......................  $ 107,487   $ 67,870   $ 39,617
                                 =========   ========   ========

Severance and personnel related costs include severance payments and related benefits to terminated employees. The charge recorded in 2000 included benefits for 1,410 employees who received notice or had otherwise been identified prior to December 31, 2000. Included in occupancy and other costs are non-cash items of approximately $15 million for asset impairment for discontinued facilities and equipment. Additional costs will be incurred in 2001 related to this project.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note E -- Securities


The aggregate amortized cost, fair value and gross unrealized gains and losses of securities as of December 31 were as follows:



                                                      2000
                              -----------------------------------------------------
                                 AMORTIZED    UNREALIZED    UNREALIZED         FAIR
                                      COST         GAINS        LOSSES        VALUE
                              ------------ ------------- ------------- ------------
Held-to-Maturity
-----------------------------
U.S. Treasury and other
 agencies ...................  $  465,978     $ 1,358       $ 1,432     $  465,904
State and municipal .........     224,575      14,653             2        239,226
Mortgage-backed .............     325,384      14,232            36        339,580
Other .......................       7,813          12            --          7,825
                               ----------     -------       -------     ----------
                               $1,023,750     $30,255       $ 1,470     $1,052,535
                               ==========     =======       =======     ==========
Available-for-Sale
------------------------------
U.S. Treasury and other
 agencies ...................  $2,713,515     $26,461       $ 5,722     $2,734,254
State and municipal .........      64,277       2,111             9         66,379
Mortgage-backed .............   4,192,619      38,628         7,123      4,224,124
Other .......................     174,562          --         3,937        170,625
Equity ......................     375,781       1,520           987        376,314
                               ----------     -------       -------     ----------
                               $7,520,754     $68,720       $17,778     $7,571,696
                               ==========     =======       =======     ==========



                                                      1999
                              -----------------------------------------------------
                                  AMORTIZED   UNREALIZED   UNREALIZED          FAIR
                                       COST        GAINS       LOSSES         VALUE
                              ------------- ------------ ------------ -------------
Held-to-Maturity
------------------------------
U.S. Treasury and other
 agencies ...................  $  402,828      $     2     $ 11,437    $  391,393
State and municipal .........     204,289       12,863          401       216,751
Mortgage-backed .............     399,803       12,142          689       411,256
Other .......................      41,804           15           69        41,750
                               ----------      -------     --------    ----------
                               $1,048,724      $25,022     $ 12,596    $1,061,150
                               ==========      =======     ========    ==========
Available-for-Sale
------------------------------
U.S. Treasury and other
 agencies ...................  $2,833,744      $10,881     $ 45,625    $2,799,000
State and municipal .........      56,138        1,054          197        56,995
Mortgage-backed .............   3,781,281        7,604       85,921     3,702,964
Other .......................     186,228           20        2,976       183,272
Equity ......................     356,799           --        3,240       353,559
                               ----------      -------     --------    ----------
                               $7,214,190      $19,559     $137,959    $7,095,790
                               ==========      =======     ========    ==========

The amortized cost and estimated fair value of securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.


                                      AMORTIZED         FAIR
                                           COST        VALUE
                                  ------------- ------------
Held-to-Maturity
---------------------------------
Due in one year or less .........  $   69,956    $   70,278
Due after one year through five
   years ........................     541,708       547,284
Due after five years through ten
   years ........................     142,772       151,381
Due after ten years .............     269,314       283,592
                                   ----------    ----------
  Total .........................   1,023,750     1,052,535
                                   ----------    ----------
Available-for-Sale
----------------------------------
Due in one year or less .........     472,350       472,775
Due after one year through five
   years ........................   2,307,173     2,323,259
Due after five years through ten
   years ........................   1,147,443     1,157,356
Due after ten years .............   3,218,007     3,241,992
                                   ----------    ----------
  Total .........................   7,144,973     7,195,382
No contractual maturity .........     375,781       376,314
                                   ----------    ----------
  Total .........................   7,520,754     7,571,696
                                   ----------    ----------
  Total securities ..............  $8,544,504    $8,624,231
                                   ==========    ==========

Proceeds, gross gains and losses realized from the sales of available-for-sale securities for December 31 were as follows:



                                 2000          1999
                         ------------   -----------
Proceeds .............    $ 482,692      $366,714
Gross gains ..........          396        10,996
Gross losses .........          813           102

Trading account assets are reported at fair value with net unrealized gains of $17 and net unrealized losses of $526 and $554 included in earnings during 2000, 1999 and 1998, respectively.

At December 31, 2000 and 1999, securities with a carrying value of $5,667,630 and $5,811,075, respectively, were pledged as collateral to secure public deposits and for other purposes. There were no obligations of any one issuer exceeding 10% of consolidated shareholders' equity at December 31, 2000. There were no transfers or sales of held-to-maturity securities during 2000 or 1999.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note F -- Loans and Allowance for Loan Losses

Loans at December 31 are summarized as follows:


                                             2000             1999
                                  ---------------   --------------
Commercial:
   Commercial, financial
     and other ................    $ 17,660,562      $ 17,042,740
   Tax-exempt .................         605,165           690,053
Retail:
   Direct .....................       1,338,265         1,063,619
   Indirect ...................       4,219,917         3,740,683
   Credit card ................       4,494,303         4,736,485
   Other revolving credit .....         834,555           667,149
Real estate:
   Construction ...............       3,370,031         2,311,362
   Commercial mortgages .......       9,025,271         7,754,206
   Residential mortgages ......       9,234,080         7,756,983
Lease financing -- net ........       2,839,386         2,597,271
Foreign .......................       1,380,186         1,260,674
                                   ------------      ------------
   Total loans -- net .........    $ 55,001,721      $ 49,621,225
                                   ============      ============

Loans at December 31, 2000 and 1999 that had been placed on nonaccrual totaled $499,899 and $204,098, respectively. Interest income which would have been recorded pursuant to the original terms of nonaccrual loans was $36,536 and $38,121 on the preceding dates. Interest income recorded on these loans was $12,403 and $6,653, respectively.

The Corporation follows Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan." A loan is defined as impaired when, based on current information and events, it is probable that the creditor will be unable to collect all amounts of principal and interest due according to the contractual terms of the loan agreement. Impairment is measured by discounting the expected future cash flows at the loan's effective interest rate. For real estate loans, impairment is measured based on the estimated fair value of the underlying collateral. If the present value of the expected future cash flows, or the fair value of collateral in the case of a real estate loan, is less than the loan's recorded balance, the deficiency is considered in evaluating the overall adequacy of the allowance for loan losses. The following table summarizes impaired loans and related allowance information at December 31.


                                                2000          1999
                                        ------------   -----------
Impaired loans with related
   allowance ........................    $ 320,107      $139,815
Impaired loans with no related
   allowance ........................      121,792         9,441
                                         ---------      --------
 Total impaired loans ...............    $ 441,899      $149,256
                                         =========      ========
Allowance on impaired loans .........    $ 128,153      $ 42,900
                                         =========      ========


                                      YEAR ENDED DECEMBER 31
                                -----------------------------------
                                        2000        1999       1998
                                ------------ ----------- ----------
Average impaired loans ........  $ 248,730    $117,548    $31,026
Interest income ...............      3,641       2,012      5,942
Cash-basis interest income.....      3,641         851      2,600

Changes in the allowance for loan losses for the three years ended December 31 were as follows:

                                         2000           1999          1998
                                 ------------  ------------- -------------
Balance at beginning of
   year .......................  $ 554,810      $  547,992    $  544,723
Additions from
   acquisitions ...............    43,793               39         2,613
Provision for loan losses .....   588,450          298,105       299,480
Recoveries on loans
   previously charged off          64,140           59,936        59,365
Loans charged off .............  (428,633)        (351,262)     (358,189)
                                 ---------      ----------    ----------
Balance at end of year ........  $822,560       $  554,810    $  547,992
                                 =========      ==========    ==========

Loans totaling $15,937, $14,583 and $15,258 were transferred to foreclosed real estate during 2000, 1999 and 1998, respectively.

It is the policy of the Corporation to review each prospective credit in order to determine an adequate level of security or collateral to obtain prior to making the loan. The type of collateral will vary and ranges from liquid assets to real estate. The Corporation's access to collateral, in the event of borrower default, is assured through adherence to state lending laws and the Corporation's lending standards and credit monitoring procedures. The Corporation regularly monitors its credit concentrations on loan purpose, industry and customer bases. At year-end, there were no material credit concentrations within these categories.

The Corporation's subsidiaries have granted loans and extended letters of credit to certain directors and executive officers of the Corporation and its subsidiaries and to their associates. The aggregate amount of loans was $42,035 and $152,904 at December 31, 2000 and 1999, respectively. During 2000, $247,776 in new loans were made and repayments totaled $358,645. Outstanding standby letters of credit to related parties totaled $945 at December 31, 2000. There were no outstanding standby letters of credit to related parties at December 31, 1999. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility.

At December 31, 2000, loans with a carrying value of $6,134,149 were pledged as collateral for Federal Funds purchased, long-term debt and other liabilities.

Loans held for sale at December 31 along with activity during the period are summarized as follows:

                                            2000            1999
                                 --------------- ---------------
Balance at beginning of year ...  $     45,185    $    295,817
Originations/purchases .........     2,584,416       4,258,957
Sales/transfers ................    (2,509,984)     (4,509,589)
                                  ------------    ------------
Balance at end of year .........  $    119,617    $     45,185
                                  ============    ============

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note G -- Sales of Receivables
In August 2000, the Corporation sold $750 million of credit card receivables in a securitization transaction and recognized a pretax gain of $17,268 reflecting the recognition of retained interest in the cash flows of the trust. The Corporation retained servicing responsibilities and receives annual servicing fees approximating 2% of the outstanding credit card balances. In addition, the Corporation retained subordinated interests which represent the rights to future cash flows arising after the investors have received their contractual return. The investors and the securitization trusts have no recourse to the Corporation's other assets for failure of debtors to pay when due. The Corporation's retained interests are subordinate to investors' interests. Their value is subject to credit, prepayment, and interest rate risks on the transferred financial assets.

Key economic assumptions used in measuring the retained interest at the date of securitization during the year were as follows: a monthly payment rate of 10.0%, a weighted average life of .81 years, expected annual credit losses of 3.91%, a discount rate of 12.0%, an expected yield of 15.24% and a variable coupon rate to investors of 6.29%.

At December 31, 2000, key economic assumptions and the sensitivity of the current fair value of residual cash flows, related to the aggregate securitized credit card receivables outstanding, to adverse changes in those assumptions are presented in the table below:


Carrying amount/fair value of retained interests.....  $177,357
Weighted-average life (in years) ....................       .82
Prepayment speed assumption (annual rate) ...........      10.0%
   Impact on fair value of 10% adverse change .......   $13,094
   Impact on fair value of 20% adverse change .......   $24,395
Expected credit losses (annual rate) ................      6.83%
   Impact on fair value of 10% adverse change .......   $25,605
   Impact on fair value of 20% adverse change .......   $41,648
Residual cash flows discount rate (annual) ..........      12.0%
   Impact on fair value of 10% adverse change .......   $ 1,417
   Impact on fair value of 20% adverse change .......   $ 2,811
Interest rates on variable and
   adjustable contracts .............................   LIBOR plus
                                                 contracted spread
   Impact on fair value of 10% adverse change .......   $30,842
   Impact on fair value of 20% adverse change .......   $48,221

The sensitivities above are hypothetical and should be used with caution. Changes in fair value based on a 10% variation in assumptions should not be extrapolated because the relationship of the change in assumption to the change in fair value is not linear. The effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.

The table below summarizes certain cash flows received from and paid to securitization trusts. There were no purchases of delinquent or foreclosed loans during the period:


                                                          YEAR ENDED
                                                         DECEMBER 31
                                                                2000
                                                      --------------
Proceeds from new securitizations .................   $  750,000
Proceeds from collections reinvested in
   previous credit card securitizations ...........    4,142,417
Servicing fees received ...........................       68,380
Cash flows received on interests retained .........       61,368

Selected securitization information as of December 31, 2000 is as follows:

Average credit card loans:
   Loans held in portfolio ..............   $4,537,404
   Loans securitized ....................    3,434,903
                                            ----------
     Total managed loans ................   $7,972,307
                                            ==========
Year-end credit card loans:
   Loans held in portfolio ..............   $4,494,303
   Loans securitized ....................    3,645,954
                                            ----------
     Total managed loans ................   $8,140,257
                                            ==========
Net credit losses:
   Loans held in portfolio ..............   $  198,944
   Loans securitized ....................      185,939
                                            ----------
     Total managed loans ................   $  384,883
                                            ==========
Principal amount of loans 30 days or
   more past due:
   Loans held in portfolio ..............   $  196,423
   Loans securitized ....................      146,677
                                            ----------
     Total managed loans ................   $  343,100
                                            ==========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note H -- Premises, Equipment and Leases
Premises and equipment at December 31 are summarized as follows:



                                              2000         1999
                                      ------------ ------------
Land ................................  $  130,468   $  126,442
Premises ............................     700,885      685,185
Equipment ...........................     897,891      892,165
Leasehold improvements ..............     138,457      135,765
                                       ----------   ----------
                                        1,867,701    1,839,557
Less accumulated depreciation and
   amortization .....................     956,397      885,725
                                       ----------   ----------
        Total premises and
  equipment .........................  $  911,304   $  953,832
                                       ==========   ==========

  The annual minimum rentals under the terms of the Corporation's noncancelable operating leases as of December 31, 2000 are as follows:

2001 .........................................    $ 75,536
2002 .........................................      62,292
2003 .........................................      53,808
2004 .........................................      47,397
2005 .........................................      39,940
Thereafter ...................................     167,454
                                                  --------
        Total minimum lease payments .........    $446,427
                                                  ========

The net rental expense for all operating leases amounted to $87,079 in 2000, $82,377 in 1999 and $70,416 in 1998. Certain leases have various renewal options and require increased rentals under cost of living escalation clauses.

Depreciation expense for the years ended December 31, 2000, 1999 and 1998 was $144,373, $146,451 and $114,742, respectively.

--------------------------------------------------------------------------------

Note I -- Credit Arrangements, Short-Term Borrowed Funds and Certificates of Deposit

At December 31, 2000 and 1999, lines of credit arrangements aggregating
$490,000 and $400,000, respectively, were available to the Corporation from unaffiliated banks. Commitment fees were 8 basis points in 2000 and 1999; compensating balances are not required. The unused portion of these banking arrangements principally serves as commercial paper back-up lines. There were no borrowings outstanding under credit arrangements during 2000 or 1999.

Federal funds purchased and securities sold under repurchase agreements generally mature within one to four days from the transaction date. Securities sold under repurchase agreements are delivered to either broker-dealers or to custodian accounts for customers. The broker-dealers may have sold, loaned or otherwise disposed of such securities to other parties in the normal course of their operations and have agreed to resell to the Corporation identical securities at the maturity of the agreements. Other borrowed funds consist of term federal funds purchased, treasury tax and loan deposits and short-term bank notes and are generally repaid within seven to 120 days from the transaction date. Information concerning short-term borrowed funds is included in Table 9 of Management's Discussion and Analysis of Financial Condition and Results of Operations.

The scheduled maturities of certificates of deposit subsequent to December 31, 2000 are $9,418,376 in 2001, $1,842,698 in 2002, $1,294,911 in 2003, $172,365 in
2004 and $479,647 thereafter. The remaining maturity of domestic office certificates of deposit in denominations of $100 or more is $1,268,671, three months or less; $613,192, over three through six months; $847,146, over six through twelve months; and $944,210, over twelve months.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note J -- Long-Term Debt


Long-term debt at December 31 is summarized as follows:

                                                                                                       2000            1999
                                                                                             --------------   -------------
Wachovia Corporation:
 Senior debt:
  Senior floating rate notes due in 2000, net of discount of $93 .........................    $        --      $  249,907
  Senior floating rate notes due in 2001, net of discount of $116 and $266, respectively .        299,884         299,734
  6.925% senior notes due in 2003, net of discount of $370 ...............................        299,630              --
  6.70% senior notes due in 2004, net of discount of $1,522 and $1,907, respectively .....        598,478         598,093
  7.45% senior notes due in 2005, net of discount of $461 ................................        549,539              --
  6.625% senior notes due in 2006, net of discount of $572 and $651, respectively ........        199,428         199,349
                                                                                              -----------      ----------
    Total senior debt ....................................................................      1,946,959       1,347,083
 Subordinated debt (a):
  8.15% subordinated notes due in 2002 ...................................................        150,000         150,000
  6.375% subordinated debt securities due in 2003, net of discount of $537 and $759,
    respectively .........................................................................        249,463         249,241
  Floating rate subordinated debt securities due in 2005 .................................        300,000              --
  6.8% subordinated notes due in 2005, net of discount of $191 and $226, respectively ....        249,809         249,774
  6.25% subordinated notes due in 2008, net of discount of $1,843 and $2,031,
    respectively..........................................................................        348,157         347,969
  5.625% subordinated notes due in 2008, net of discount of $2,179 and $2,396,
    respectively..........................................................................        397,821         397,604
  6.375% subordinated notes due in 2009, net of discount of $213 and $232, respectively ..        249,787         249,768
  6.15% subordinated notes due in 2009, net of discount of $2,238 and $2,445,
    respectively..........................................................................        397,762         397,555
  6.605% subordinated notes due in 2025 ..................................................        250,000         250,000
                                                                                              -----------      ----------
    Total subordinated debt ..............................................................      2,592,799       2,291,911
 Other ...................................................................................         27,027          27,024
                                                                                              -----------      ----------
    Total Wachovia Corporation ...........................................................      4,566,785       3,666,018
Subsidiaries:
 Bank notes, net of discount of $4,045 and $5,641, respectively (b) ......................      2,206,821       2,353,053
 Federal Home Loan Bank borrowings (c) ...................................................      2,722,989         782,989
 7.70% subordinated notes due in 2010, net of discount of $129 (a)........................        299,871              --
 Other ...................................................................................         14,633          15,459
                                                                                              -----------      ----------
    Total subsidiaries ...................................................................      5,244,314       3,151,501
Capital trusts (a):
 Wachovia Capital Trust I -- 7.64% Capital Securities due in 2027 (d) ....................        300,000         300,000
 Wachovia Capital Trust II -- Floating Rate Capital Securities due in 2027, net of
  discount of $2,117 and $2,465, respectively (e) ........................................        297,883         297,535
 Wachovia Capital Trust V -- 7.965% Capital Securities due in 2027 (f) ...................        300,000         300,000
 Central Fidelity Capital Trust I -- Floating Rate Capital Securities due in 2027, net of
  discount of $764 and $791, respectively (g) ............................................         99,236          99,209
                                                                                              -----------      ----------
    Total capital trusts .................................................................        997,119         996,744
                                                                                              -----------      ----------
    Total long-term debt .................................................................    $10,808,218      $7,814,263
                                                                                              ===========      ==========

(a) Subordinated debt qualifies for inclusion in the determination of total capital under the risk-based capital guidelines. The capital trusts qualify for inclusion in Tier I capital under the risk-based capital guidelines.
(b) Wachovia Bank, N.A. has an ongoing bank note program under which the bank may offer an aggregate principal amount of up to $19.4 billion. The notes can be issued globally as fixed or floating rate and with maturities beginning at seven days. Bank notes with original maturities of one year or less are included in other short-term borrowed funds. Bank notes with original maturities greater than one year are classified as long-term debt. Interest rates on long-term notes ranged from 5.4% to 7.0% and 4.9% to 7.0% with maturities ranging from 2001 to 2040 and 2000 to 2039 at December 31, 2000 and 1999, respectively. The average rates were 6.58% and 6.07% with average maturities of 4.7 years and 3.9 years at December 31, 2000 and 1999, respectively.
(c) The Federal Home Loan Bank borrowings were issued as fixed or floating rate with terms of 2 years to 5 years. Interest rates on the borrowings ranged from 4.940% to 7.06% and 5.63% to 7.06% for December 31, 2000 and 1999 and
    with maturities ranging from 2001 to 2009 and 2000 to 2004 at December 31, 2000 and 1999, respectively. Borrowings from the Federal Home Loan Bank are collateralized by qualifying securities and loans.
(d) In December 1996, Wachovia Capital Trust I (WCT I), a wholly owned subsidiary, issued $300,000 of 7.64% Capital Securities due in 2027. WCT I invested the proceeds of the Capital Securities, together with $9,280 paid by the Corporation for WCT I's Common Securities, in $309,280 of the Corporation's 7.64% Junior Subordinated Deferrable Interest Debentures. WCT I's sole asset is the Junior Subordinated Deferrable Interest Debentures which mature in 2027. The Corporation has guaranteed all of WCT I's obligations under the Capital Securities.
(e) In January 1997, Wachovia Capital Trust II (WCT II), a wholly owned subsidiary, issued $300,000 Floating Rate Capital Securities due in 2027. WCT II invested the proceeds of the Capital Securities, together with $9,280 paid by the Corporation for WCT II's Common Securities, in $305,692, net of discount of $3,588, of the Corporation's Floating Rate Junior Subordinated Deferrable Interest Debentures. WCT II's sole asset is the Junior Subordinated Deferrable Interest Debentures which mature in 2027. The Corporation has guaranteed all of WCT II's obligations under the Capital Securities.
(f) In June 1997, Wachovia Capital Trust V (WCT V), a wholly owned subsidiary, issued $300,000 of 7.965% Capital Securities due in 2027. WCT V invested the proceeds of the Capital Securities, together with $9,280 paid by the Corporation for WCT V's Common Securities, in $309,280 of the Corporation's 7.965% Junior Subordinated Deferrable Interest Debentures. WCT V's sole asset is the Junior Subordinated Deferrable Interest Debentures which mature in 2027. The Corporation has guaranteed all of WCT V's obligations under the Capital Securities.
(g) In April 1997, Central Fidelity Capital Trust I (CFCT I), a wholly owned subsidiary, issued $100,000 Floating-Rate Capital Securities due in 2027. CFCT I invested the proceeds of the Capital Securities, together with $3,093 paid by the Corporation for CFCT I's Common Securities, in $103,093 of the Corporation's Floating-Rate Junior Subordinated Debt Securities. CFCT I's sole asset is the Junior Subordinated Debt Securities which mature in 2027. The Corporation has guaranteed all of CFCT I's obligations under the Capital Securities.

The principal maturities of long-term debt subsequent to December 31, 2000 are $1,546,978 in 2001, $904,013 in 2002, $853,615 in 2003, $824,387 in 2004,
$2,099,864 in 2005 and $4,579,361 thereafter.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note K -- Capital Stock
At December 31, 2000, 39,419,911 common shares were reserved for the conversion of notes and issuance for employee benefit plans, the dividend reinvestment plan and pending business combinations.

During 2000, the Corporation repurchased 1,999,300 shares under three separate stock repurchase authorizations by the Board of Directors. Repurchased shares were or will be used for various corporate purposes including the issuance of shares for purchase business combinations, employee benefit plans and the dividend reinvestment plan.

The Corporation has one active stock option plan, the restated 1994 Wachovia Corporation Stock Plan. Under this Plan, up to 2.5% of the Corporation's outstanding common stock at year-end may be granted to selected key employees and nonemployee directors in the form of incentive and nonqualified stock options, stock appreciation rights (SARS), restricted stock awards and restricted units. Since the inception, a total of 16,006,299 options, 2,505,305 awards and 125,000 SARS have been granted. The Corporation also has several predecessor plans, the 1989 Plan and plans of merged entities which were assumed with appropriate conversion shares under option and option price. These plans continue to have options outstanding which may be exercised.

The Corporation's stock plans provide for the granting of options or awards for the purchase or issuance of 21,792,187 shares at 100% of the fair market value of the stock at the date of the grant. A committee of the Board of Directors determines such times options and awards shall be granted and exercised and the term of the exercise period (not to exceed 10 years). The plan awards officers shares of restricted stock earned contingent upon both a performance requirement and a five-year period. Additionally, newly elected nonemployee directors are granted a one-time award of 1,000 shares of restricted stock to be earned over a three-year period and nonemployee directors are awarded 250 shares of restricted stock annually which are earned over a one-year period. The cost relating to performance-based stock compensation was $33,132, $26,177 and $15,998 during 2000, 1999 and 1998, respectively.

The following table reflects pro forma net income and earnings per share had the Corporation elected to adopt the fair value approach of FASB 123.



                                    2000              1999            1998
                          --------------   ---------------   -------------
Net Income:
   As reported ........     $  832,308       $ 1,011,221       $ 874,170
   Pro forma ..........        809,580           995,484         866,883
Basic earnings
   per share:
   As reported ........     $     4.10       $      4.99       $    4.26
   Pro forma ..........           3.99              4.91            4.23

The weighted average fair values of options at their grant date during 2000, 1999 and 1998 were $17.17, $18.18 and $16.46, respectively. The estimated fair value of each option granted is calculated using the Black-Scholes option-pricing model. The following summarizes the weighted-average of the assumptions used in the model.


                                                2000         1999         1998
                                         -----------   ----------   ----------
Risk-free interest rate ..............        6.68%        4.87%        5.73%
Expected years until exercise ........        7.50         6.50         6.50
Expected stock volatility ............          22%          21%          19%
Dividend yield .......................        3.01%        3.04%        3.20%

Activity in the option and award plans during 2000, 1999 and 1998 is summarized as follows:


                                   OPTIONS AND AWARDS
                                                   OUTSTANDING
                              AVAILABLE   -----------------------------      OPTION PRICE
                              FOR GRANT          AWARDS         OPTIONS         PER SHARE
                          --------------- ------------- --------------- -----------------
Total December 31,
  1997 ..................  5,148,165         659,974     8,295,661        $ 11.10-76.69
  Granted ............... (3,209,626)        364,426     2,845,200          75.00-87.38
  Exercised .............         --         (69,150)   (2,159,068)         15.73-75.00
  Authorized ............  3,064,084              --            --                  --
  Forfeited .............     72,030          (1,000)     (115,150)         33.88-86.50
                          ----------         -------    ----------
Total December 31,
  1998 ..................  5,074,653         954,250     8,866,643          11.10-87.38
  Granted ............... (4,243,285)        769,456     3,473,829          79.44-89.19
  Assumed (IJL and
     OFFITBANK) .........                    352,646       200,662          24.35-65.29
  Exercised .............         --         (80,676)   (1,151,761)         11.12-85.88
  Authorized ............  3,984,924              --            --                --
  Forfeited .............    229,015         (18,699)     (226,121)         19.75-86.50
                          ----------         -------    ----------
Total December 31,
  1999 ..................  5,045,307       1,976,977    11,163,252          11.10-89.19
  Granted ............... (5,204,049)        712,049     4,492,000          48.69-69.13
  Exercised .............         --        (292,974)     (793,963)         11.12-60.63
  Authorized ............  4,735,350              --            --                  --
  Forfeited .............    508,982         (36,546)     (514,198)         33.88-89.19
                          ----------       ---------    ----------
Total December 31,
  2000 ..................  5,085,590       2,359,506    14,347,091          11.10-89.19
                          ==========       =========    ==========

The following table summarizes information concerning currently outstanding and exercisable options.


                  OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
-------------------------------------------------------- -------------------------
                                    WEIGHTED
                                      AVERAGE   WEIGHTED                  WEIGHTED
                                    REMAINING    AVERAGE                   AVERAGE
         RANGE OF        NUMBER   CONTRACTUAL   EXERCISE        NUMBER    EXERCISE
  EXERCISE PRICES   OUTSTANDING          LIFE      PRICE   EXERCISABLE       PRICE
----------------- ------------- ------------- ---------- ------------- -----------
$11.10-30.00          432,898       1.50        $  26.71      432,898    $  26.71
  30.01-50.00       2,456,155       4.40           38.24    2,199,709       37.51
  50.01-70.00       5,749,156       8.40           61.16    1,133,046       58.84
  70.01-89.19       5,708,882       7.68           81.67    2,103,782       80.78
                    ---------                               ---------
                   14,347,091                               5,869,435
                   ==========                              =========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note L -- Off-Balance Sheet Trading and Lending Activities

The Corporation maintains positions in a variety of financial instruments with off-balance sheet risk to accommodate customers' financing objectives and management of interest rate and foreign currency risk. The Corporation maintains active trading positions in foreign exchange forward contracts and manages credit risk through the establishment of offsetting sell positions, as well as standard limit and monitoring procedures. The Corporation maintains a trading portfolio of interest rate swap and option (caps and floors) contracts and foreign exchange options consisting of generally matched, offsetting contracts with customer and market counterparties.

Off-balance sheet financial instruments involve, in varying degrees, exposure to credit and interest rate risk in excess of the amount recognized in the statements of financial condition. The Corporation follows the same credit policies and careful underwriting practices in making commitments and conditional obligations as it does for on-balance sheet instruments. In those instances where collateral is necessary to support financial instrument credit risk, the Corporation assures its ability to access borrower's collateral, in the event of default, through strict adherence to corporate lending policy and applicable state lending laws.

Derivative Financial Instruments Held or Issued for Trading Purposes -- The amounts disclosed below represent the year-end notional and fair value of derivative financial instruments held or issued for trading purposes and the average fair value during the year. Notional principal amounts are often used to express the volume of these transactions but do not represent the much smaller amounts potentially subject to credit risk. The Corporation's credit exposure to off-balance sheet derivative financial instruments is represented by the fair value gain of the instrument if a counterparty fails to perform. Options written do not expose the Corporation to credit risk, except to the extent of the underlying risk in the debt instrument that the Corporation may be obligated to acquire under certain written put options. The present value of purchased caps and floors in a gain position represents the Corporation's potential credit exposure.


                                                                            2000
                                            -----------------------------------------------------------
                                                  NOTIONAL    FAIR VALUE      FAIR VALUE        AVERAGE
                                                     VALUE         GAINS        (LOSSES)     FAIR VALUE
                                            -------------- ------------- --------------- --------------
U.S. dollar interest rate contracts as
 intermediary:
 Interest rate swaps-pay fixed ............ $ 7,257,120    $  33,148     $  (62,100)      $    226
 Interest rate swaps-pay floating .........   7,363,943       85,806        (16,833)          (113)
 Interest rate caps and floors written.....   2,029,128        2,194        (46,658)          (265)
 Interest rate caps and floors
  purchased ...............................   1,265,882       47,724         (2,491)           158
Securities trading activities:
 Commitments to purchase
  securities, futures and forward
  contracts ...............................       3,200           --             --             (9)
 Commitments to sell securities,
  futures and forward contracts ...........      86,880           --             --             (3)
Foreign exchange trading activities:
 Commitments to purchase foreign
  exchange ................................   3,882,168       81,840        (31,114)       (36,865)
 Commitments to sell foreign
  exchange ................................   2,477,118       34,191        (81,396)       219,137
 Foreign exchange options written .........      33,803          388           (242)            94
 Foreign exchange options
  purchased ...............................      25,500          299           (131)           169



                                                                            1999
                                            ---------------------------------------------------
                                                 NOTIONAL   FAIR VALUE   FAIR VALUE     AVERAGE
                                                    VALUE        GAINS     (LOSSES)  FAIR VALUE
                                            ------------- ------------ ------------ -----------
U.S. dollar interest rate contracts as
 intermediary:
 Interest rate swaps-pay fixed ............  $8,240,207    $204,572     $(16,759)     $  172
 Interest rate swaps-pay floating .........   8,038,233      11,850     (136,278)        (64)
 Interest rate caps and floors written.....   2,009,209       6,138      (33,566)       (523)
 Interest rate caps and floors
  purchased ...............................   1,698,451      10,089      (11,927)        319
Securities trading activities:
 Commitments to purchase
  securities, futures and forward
  contracts ...............................      38,850           2          (24)         24
 Commitments to sell securities,
  futures and forward contracts ...........      74,141         654           --         160
Foreign exchange trading activities:
 Commitments to purchase foreign
  exchange ................................   2,888,413      13,708      (32,731)     (5,683)
 Commitments to sell foreign
  exchange ................................   1,571,906      37,119      (10,482)     10,940
 Foreign exchange options written .........      34,960         416         (365)         24
 Foreign exchange options
  purchased ...............................      35,023         576         (551)          9



The Corporation controls the credit risk of these instruments through adherence to credit approval policies, monetary limits and monitoring procedures. Entering into interest rate swap agreements involves not only credit risk but also interest rate and foreign currency risk associated with unmatched positions. The Corporation controls the interest rate and foreign currency risk inherent in the derivative trading portfolio by entering into offsetting positions or by using other hedging techniques. Risks are further mitigated for those instruments that trade on organized exchanges, as the exchanges provide oversight and determine who may buy and sell such instruments.

Interest Rate Swaps -- These transactions generally involve the exchange of fixed- and floating-rate payments without the exchange of the underlying principal amounts. Payments made or received under swap contracts are accrued based on contractual terms and are reported as other operating income. The related accrued amounts receivable or payable to customers or counterparties are included in other assets or liabilities. Revenues from the customer portfolio represent a small profit margin on intermediated transactions. The difference in the fair value of the offsetting contracts is not material.

At December 31, 2000, the weighted average maturity of pay-fixed swaps and receive-fixed swaps held in the customer portfolio was 3.58 years. Under pay-fixed swap agreements, the Corporation paid interest at a weighted average fixed rate of 5.96% and received interest at a weighted average floating rate of 6.58% (based on year-end rates). Under receive-fixed swap agreements, the Corporation received interest at a weighted average fixed rate of 6.13% and paid interest at a weighted average floating rate of 6.58% (based on year-end rates).

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note L -- Off-Balance Sheet Trading and Lending Activities -- Concluded


Interest Rate Caps and Floors -- These instruments are written by the Corporation to enable its customers to transfer, modify, or reduce their interest rate risk exposure. In a cap or floor contract, the purchaser pays a premium at the initiation of the contract for the right to receive payments if market interest rates are greater than the strike price of a cap or less than the strike price of a floor. Payments made or received under cap or floor contracts are accrued based on contractual terms and are reported as other operating income.

Commitments to Purchase and Sell Securities, Futures and Forward Contracts -- These instruments are contracts for delayed delivery of securities or money market instruments in which the seller agrees to deliver a specified instrument at a specified price or yield at a specified date. Commitments to purchase and sell securities, futures and forward contracts used in securities trading operations are recognized currently at market value and are reported in capital markets income.

Net Options Written to Purchase and Sell Foreign Exchange -- Forward commitments involve the purchase or sale of foreign currency amounts for delivery at a specified future date. Payments on forward commitments are exchanged on the delivery date based on the exchange rate in the contract. Forward commitments to purchase and sell foreign exchange are recognized at market value and are reported as other operating income.

Foreign Exchange Options -- These agreements represent rights to purchase or sell foreign currency at a predetermined price at a future date. The purchaser pays a premium at the initiation of the contract for the right to exchange a specified amount at the contract's exchange rate at the maturity of the option.


Revenues from the derivative trading portfolio are shown below.



                                       2000         1999         1998
                               ------------   ----------   ----------
Interest rate contracts.....   $  16,533      $19,004      $19,406
Securities activities ......     (1,714)        2,261       (2,304)
Foreign exchange
   activities ..............     22,899        19,694       20,054
                               ---------      -------      -------
  Total ....................   $ 37,718       $40,959      $37,156
                               =========      =======      =======

Off-Balance Sheet Financial Instruments Issued for Lending Activities -- The Corporation issues off-balance sheet financial instruments as part of its commercial and consumer lending activities. The contract amounts of these instruments represent potential credit risk at December 31 as shown below:



                                                2000             1999
                                    ----------------   --------------
Commercial and consumer
   lending activities:
   Unfunded commitments
     to extend credit ...........   $  63,770,669      $  56,408,734
   Standby letters of credit.....       9,444,534          9,564,012
   Commercial and similar
     letters of credit ..........         177,897            146,523
   Participations in bankers'
     acceptances ................           5,850              4,950

Commitments to Extend Credit -- These are legally binding contracts to lend to a customer, provided there is no contract violation. These commitments have fixed termination dates and generally require payment of a fee. As most commitments expire prior to being drawn, the amounts shown do not necessarily represent the future cash requirements of the contracts. Credit worthiness is evaluated and in some instances collateral is obtained to support the borrowing. Approximately 18% at December 31, 2000 and 1999 of unfunded commitments to extend credit were supported by collateral. Of the total unfunded commitment amounts presented, approximately 27% in 2000 and 23% in 1999 were comprised of cancelable credit card commitments, and approximately 12% in 2000 and 11% in 1999 were represented by real estate commitments.

Standby, Commercial and Similar Letters of Credit -- These instruments are conditional commitments issued by the Corporation guaranteeing the performance of a customer to a third party. These guarantees are issued primarily to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending credit to customers and is subject to the Corporation's underwriting process. At December 31, 2000 and 1999, approximately 5% of these instruments were supported by collateral. There were no significant concentrations of letters of credit to any one group of borrowers at either year-end.

Participation in Bankers' Acceptances -- These instruments represent risk participation in time drafts drawn by customers under a committed multibank credit facility. These drafts have been accepted and remarketed by other financial institutions. Under the terms of these arrangements, the Corporation may be required to reimburse the accepting financial institution for the Corporation's pro rata share of any payment default by the customer.

--------------------------------------------------------------------------------


Note M -- Off-Balance Sheet Risk
Management Activities
The Corporation uses a variety of off-balance sheet financial instruments as part of its overall interest rate risk management process. The Corporation's principal objective of asset/liability management activities is to provide maximum levels of net interest income while maintaining acceptable levels of interest rate and liquidity risk and facilitating the Corporation's funding needs. Accordingly, the Corporation uses a combination of derivative financial instruments, including interest rate swaps, futures and options

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note M -- Off-Balance Sheet Risk
Management Activities -- Concluded

with indices that correlate to on-balance sheet instruments to modify the repricing characteristics of interest-earning assets and interest-bearing liabilities.

The amounts disclosed in the following table represent the year-end notional and fair value of derivative financial instruments held for risk management purposes. The Corporation's credit exposure to off-balance sheet derivative financial instruments is represented by the fair value gain of the instrument if a counterparty fails to perform.


                                                                        2000
                                                  ------------------------------------------
                                                        NOTIONAL    FAIR VALUE    FAIR VALUE
                                                           VALUE         GAINS      (LOSSES)
                                                  -------------- ------------- -------------
Convert floating rate liabilities to fixed:
 Swaps-pay fixed/receive floating ............... $  300,000     $    892       $   (467)
Convert fixed rate assets to floating:
 Swaps-pay fixed/receive floating ...............    134,611          548           (588)
Convert fixed rate liabilities to floating:
 Swaps-receive fixed/pay floating ...............  5,396,000      141,681        (21,991)
 Forward starting swaps-pay floating/receive
  fixed .........................................     72,468           --           (439)
Convert liabilities with quarterly rate resets to
 monthly:
 Swaps-receive floating/pay floating ............    300,000           65             --
Convert floating rate assets to fixed:
 Swaps-receive fixed/pay floating ...............    202,850        1,993             --
                                                  ----------     --------       --------
    Total derivatives ........................... $6,405,929     $145,179       $(23,485)
                                                  ==========     ========       ========



                                                                     1999
                                                  ---------------------------------------
                                                      NOTIONAL   FAIR VALUE    FAIR VALUE
                                                         VALUE        GAINS      (LOSSES)
                                                  ------------ ------------ -------------
Convert floating rate liabilities to fixed:
 Swaps-pay fixed/receive floating ............... $  300,000   $ 4,997      $      --
Convert fixed rate assets to floating:
 Swaps-pay fixed/receive floating ...............    538,427    13,564         (4,515)
Convert fixed rate liabilities to floating:
 Swaps-receive fixed/pay floating ...............  3,100,000       842       (144,128)
 Forward starting swaps-pay floating/receive
  fixed .........................................     72,468        --         (7,633)
Convert liabilities with quarterly rate resets to
 monthly:
 Swaps-receive floating/pay floating ............    300,000        28             --
Convert floating rate assets to fixed:
 Swaps-receive fixed/pay floating ...............    256,383       779         (2,641)
                                                  ----------   -------      ---------
    Total derivatives ........................... $4,567,278   $20,210      $(158,917)
                                                  ==========   =======      =========

--------------------------------------------------------------------------------

Note N -- Income Taxes
The provision for income taxes is summarized below.


                                           2000          1999          1998
                                   ------------   -----------   -----------
Current:
   Federal .....................   $ 167,691      $115,593      $145,058
   Foreign .....................       2,469         1,275           686
   State and local .............      37,888        30,982        17,416
                                   ---------      --------      --------
  Total current ................     208,048       147,850       163,160
Deferred:
   Federal .....................     232,450       364,181       251,902
   State .......................       2,724        19,121        14,549
                                   ---------      --------      --------
  Total deferred ...............     235,174       383,302       266,451
                                   ---------      --------      --------
  Total income tax
  expense ......................   $ 443,222      $531,152      $429,611
                                   =========      ========      ========

The reasons for the difference between consolidated income tax expense and the amount computed by applying the statutory federal income tax rate of 35% to income before taxes were as follows:


                                     2000            1999            1998
                              -----------      ----------      ----------
Income before
   income taxes ...........   $ 1,275,530      $1,542,373      $1,303,781
                              ===========      ==========      ==========
Federal income taxes
   at statutory rate ......   $  446,436       $ 539,830       $ 456,324
State and local
   income taxes, net
   of federal benefit .....       26,398          32,567          20,778
Effect of tax-exempt
   securities interest
   and other income .......      (46,658)        (47,116)        (51,499)
Other items ...............       17,046           5,871           4,008
                              -----------      ----------      ----------
  Total income
  tax expense .............    $  443,222       $ 531,152       $ 429,611
                              ===========      ==========      ==========

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note N -- Income Taxes -- Concluded

Significant components of the Corporation's deferred tax assets and liabilities, which are included in other liabilities, at December 31 are as follows:

                                      DEFERRED TAX ASSETS
                                    ------------------------
                                            2000        1999
                                    ------------ -----------
Allowance for loan losses .........  $ 314,270    $211,363
Employee compensation and
   retirement benefits ............    126,072     103,361
Unrealized losses on securities
   available-for-sale .............         --      45,450
Other .............................     18,267      23,217
                                     ---------    --------
  Gross deferred tax assets .......  $ 458,609    $383,391
                                     =========    ========


                                           DEFERRED TAX LIABILITIES
                                           -------------------------
                                                  2000          1999
                                           -----------   -----------
Unrealized gains on securities
   available-for-sale ....................  $   19,048    $     --
Depreciation .............................      47,185      40,248
Lease financing ..........................   1,133,044     798,191
Accretion of discounts on securities .....      16,497      16,519
Identifiable intangibles .................      22,914      12,855
Other ....................................      44,989      47,159
                                            ----------    --------
        Gross deferred tax liabilities ...  $1,283,677    $914,972
                                            ==========    ========
        Net deferred tax liability .......  $  825,068    $531,581
                                            ==========    ========

--------------------------------------------------------------------------------



Note O -- Cash, Dividend, Loan Restrictions, Capital Ratios and Contingent Liabilities

In the normal course of business, the Corporation and its subsidiaries enter into agreements, or are subject to regulatory requirements, that result in cash, debt and dividend restrictions. A summary of the most restrictive items follows.

The Corporation's banking subsidiaries are required to maintain average reserve balances with the Federal Reserve Bank. The average amount of those reserve balances for the year ended December 31, 2000 was approximately $244,614.

Under current Federal Reserve regulations, the banking subsidiaries also are limited in the amount they may loan to their affiliates, including the Corporation. Loans to a single affiliate may not exceed 10% and loans to all affiliates may not exceed 20% of the bank's capital, surplus and undivided profits plus the allowance for loan losses. Based on these limitations, approximately $901,172 was available for loans to the Corporation at December 31, 2000.

The approval of the Comptroller of the Currency is required if the total of all dividends declared by a national bank in any calendar year exceeds the bank's net profits, as defined, for that year combined with its retained net profits for the preceding two calendar years. Under this formula, the banking subsidiaries cannot distribute as dividends to the Corporation in 2001, without the approval of the Comptroller of the Currency, more than $652,064 plus an additional amount equal to the banks' retained net profits for 2001 up to the date of any dividend declaration.

As a result of the above dividend and loan restrictions, approximately $5,081,969 of consolidated net assets of the Corporation's banking subsidiaries at December 31, 2000 was restricted from transfer to the Corporation in the form of cash dividends, loans or advances.

The Corporation and its banking subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and its banking subsidiaries must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Failure to meet minimum capital requirements can initiate certain mandatory, and possible discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements.

The Corporation and its banking subsidiaries are required to maintain minimum Tier I capital, total risk-based capital and Tier I leverage ratios of 4%, 8% and 3%, respectively. The Corporation and its banking subsidiaries meet all capital adequacy requirements to which they are subject.

At December 31, 2000, the most recent notification from the Comptroller of the Currency categorized the Corporation's banking subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be well capitalized, the banking subsidiaries must maintain minimum Tier I capital, total risk-based capital, and Tier I leverage ratios of 6%, 10% and 5%, respectively. There are no conditions or events since that notification that management believes have changed the banking subsidiaries' well capitalized status.

The actual capital amounts and ratios for the Corporation at December 31, 2000 are presented in the following table:



                                            2000                        1999
                                 --------------------------   ------------------------
                                         AMOUNT       RATIO          AMOUNT      RATIO
                                 -------------- -----------   ------------- ----------
Wachovia Corporation
  Tier I capital ..............   $ 6,179,667        7.55%     $5,795,946       7.52%
  Total risk-based capital.....     9,465,258       11.56       8,458,090      10.98
  Tier I leverage .............     6,179,667        8.73       5,795,946       8.77
Wachovia Bank, N.A.
  Tier I capital ..............     5,769,926        7.39       5,458,716       7.33
  Total risk-based capital.....     9,124,248       11.69       8,191,453      11.00
  Tier I leverage .............     5,769,926        8.64       5,458,716       8.69

The Corporation, in the normal course of business, is subject to various pending or threatened lawsuits in which claims for monetary damages are asserted. Although it is not possible for the Corporation to predict the outcome of these lawsuits or the range of any possible loss, management, after consultation with legal counsel, does not anticipate that the ultimate aggregate liability, if any, arising from these lawsuits will have a material adverse effect on the Corporation's financial position or operating results.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note P -- Pension and Other Postretirement Benefits

The Corporation maintains several defined benefit pension plans, the first of which covers substantially all employees (the Qualified Plan). The Qualified Plan provides pension benefits that are based upon the employee's length of credited service and final average compensation as defined in the plan. The pension expense of the Qualified Plan is determined using the projected unit credit method. The Corporation's policy is to fund amounts allowable for federal income tax purposes. The Corporation also sponsors separate unfunded nonqualified pension plans that provide certain officers with defined pension benefits in excess of limits imposed on qualified plans by federal tax law and for certain compensation not covered in the qualified plans.

The Corporation and its subsidiaries provide certain health care benefits for retired employees. Substantially all of the employees may become eligible for these benefits if they reach normal retirement age while working for the Corporation or its subsidiaries. The benefits are provided through self-insured plans administered by insurance companies whose premiums are based on the claims paid during the year.

The following table sets forth the changes in the projected benefit obligations and the fair value of plan assets for the Corporation's defined benefit pension plans and health care benefits provided for retired employees and the amounts recognized in the Consolidated Statements of Condition at December 31.


                                                                 PENSION BENEFITS
                                                             ----------------------
                                                                   2000        1999
                                                             ----------   ---------
Change in benefit obligation
 Projected benefit obligation at beginning of year .........  $ 828,236   $858,601
 Service cost ..............................................     34,644     37,346
 Interest cost .............................................     67,563     61,407
 Actuarial loss (gain) .....................................     66,027    (93,420)
 Benefits paid .............................................    (38,433)   (38,322)
 Plan participants' contributions ..........................         --         --
 Plan amendments ...........................................      9,968         --
 Special termination benefits ..............................      3,894         --
 Acquisitions ..............................................      3,655      2,624
                                                              ---------   ---------
 Projected benefit obligation at end of year ...............  $ 975,554   $828,236
                                                              =========   =========
Change in plan assets
 Fair value of plan assets at beginning of year ............  $ 910,841   $827,310
 Actual return on plan assets ..............................     (3,282)   117,556
 Employer contributions ....................................      4,581      4,297
 Plan participants' contributions ..........................         --         --
 Benefits paid .............................................    (38,433)   (38,322)
 Acquisitions ..............................................      2,940         --
                                                              ---------   ---------
 Fair value of plan assets at end of year ..................  $ 876,647   $910,841
                                                              =========   =========
Accrued benefit cost
 Funded status .............................................  $ (98,907)  $ 82,605
 Unrecognized transition (asset) liability .................    (11,176)   (16,747)
 Unrecognized prior service cost ...........................     25,379     16,479
 Unrecognized net loss (gains) .............................     24,924   (125,889)
                                                              ---------   ---------
 Accrued benefit cost ......................................  $ (59,780)  $(43,552)
                                                              =========   =========
Weighted-average assumptions as of December 31:
 Discount rate .............................................       7.75%      8.00%
 Expected return on plan assets ............................       9.00%      9.00%
 Rate of compensation increase .............................       5.31%  6% through 2005,
                                                                          5% thereafter
 Assumed rate of increase in health care costs:
  Retirees under age 65 ....................................         --         --
  Retirees over age 65 .....................................         --         --



                                                                   OTHER BENEFITS
                                                             ------------------------
                                                                 2000          1999
                                                             ----------   -----------
Change in benefit obligation
 Projected benefit obligation at beginning of year ......... $  70,620    $  76,059
 Service cost ..............................................    1,943         1,555
 Interest cost .............................................    7,648         5,488
 Actuarial loss (gain) .....................................   31,568        (6,767)
 Benefits paid .............................................  (14,168)       (8,845)
 Plan participants' contributions ..........................    3,206         3,130
 Plan amendments ...........................................    5,233            --
 Special termination benefits ..............................    4,355            --
 Acquisitions ..............................................      796            --
                                                             ---------    ---------
 Projected benefit obligation at end of year ............... $111,201     $  70,620
                                                             =========    =========
Change in plan assets
 Fair value of plan assets at beginning of year ............ $ 14,947     $  13,530
 Actual return on plan assets ..............................      467         1,417
 Employer contributions ....................................   10,962         5,715
 Plan participants' contributions ..........................    3,206         3,130
 Benefits paid .............................................  (14,168)       (8,845)
 Acquisitions ..............................................       --            --
                                                             ---------    ---------
 Fair value of plan assets at end of year .................. $ 15,414     $  14,947
                                                             =========    =========
Accrued benefit cost
 Funded status ............................................. $(95,787)    $ (55,673)
 Unrecognized transition (asset) liability .................   39,078        51,736
 Unrecognized prior service cost ...........................    4,591        (6,103)
 Unrecognized net loss (gains) .............................   12,250       (19,893)
                                                             ---------    ---------
 Accrued benefit cost ...................................... $(39,868)    $ (29,933)
                                                             =========    =========
Weighted-average assumptions as of December 31:
 Discount rate .............................................     7.75%        8.00%
 Expected return on plan assets ............................     7.00%        7.00%
 Rate of compensation increase .............................     5.31%        6.00%
 Assumed rate of increase in health care costs:
  Retirees under age 65 ............................. 12% in 2000; 8% in      8.00%
                                                      2001; grading to 6%
                                                                  in 2005
  Retirees over age 65 ..............................      Same as Pre-65     6.00%

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note P -- Pension and Other Postretirement Benefits -- Concluded

The rate of increase in health care costs is assumed to remain constant for each category of retirees. Included in plan assets at December 31, 2000 were 130,626 shares of Wachovia Corporation common stock with a market value of $7,593.

                                                        PENSION BENEFITS                           OTHER BENEFITS
                                            -----------------------------------------   -------------------------------------
                                                   2000           1999           1998          2000         1999         1998
                                            -----------   ------------   ------------   -----------   ----------   ----------
Components of net periodic benefit cost:
 Service cost ...........................    $  34,644     $  37,346      $  31,933      $  1,943      $ 1,555      $ 1,396
 Interest cost ..........................       67,563        61,407         54,963         7,648        5,488        5,573
 Expected return on plan assets .........      (81,090)      (73,438)       (63,050)       (1,042)        (947)        (852)
Amortization of unrecognized amounts:
 Transition obligation ..................       (5,587)       (5,585)        (5,585)        3,265        3,980        3,980
 Prior service cost .....................          564           536            537           284         (509)        (509)
 Net actuarial (gain) loss ..............         (414)        3,235          2,132            --          (36)        (262)
Acquisitions ............................          715            --             --           796           --           --
Special termination benefits ............        4,414            --             --         8,003           --           --
                                             ---------     ---------      ---------      --------      -------      -------
Benefit cost ............................    $  20,809     $  23,501      $  20,930      $ 20,897      $ 9,531      $ 9,326
                                             =========     =========      =========      ========      =======      =======


The assumed health care cost trend rate has a significant effect on the amounts reported. A one-percentage-point change in the assumed health care cost trend rate would have the following effects:

                                           1-Percentage-   1-Percentage-
                                          Point Increase  Point Decrease
                                        ---------------- ---------------
Effect on total of service and interest
   cost components in 2001 ............      $  221           $  195
Effect on postretirement benefit
   obligation as of December 31,
   2000 ...............................      $2,992           $2,644

The Corporation also provides supplemental benefits to substantially all employees through defined contribution plans designed to encourage participants to save on a regular basis and to provide such participants with deferred compensation and additional performance incentive. Total expense relating to these plans, which represented the Corporation's matching and discretionary contributions, was $35,048 in 2000, $31,585 in 1999, and $23,473 in 1998.
Employee participants may elect to contribute from 1% to 15% of base salary. The Corporation matches 100% of each participant's contribution up to the first 3% of base salary and 50% of each participant's remaining contribution up to 6% of base salary with a maximum employer contribution of 4.5% of base salary. The plans provide for additional contributions of up to 1.5% of salary in accordance with a pre-established formula based on certain earnings performance criteria and also for special discretionary employer contributions of up to 4% of each eligible employee's base salary as approved annually by the Board of Directors.

--------------------------------------------------------------------------------

Note Q -- Selected Income Statement Information
The components of other operating income and expense for the three years ended December 31 were as follows:


                                                                       2000            1999          1998
                                                               ------------   -------------   -----------
Other operating income:
 Bankers' acceptance and letter of credit fees .............    $  55,318       $  46,037      $  39,025
 Other service charges and fees ............................      132,186          79,893         54,726
 Other income ..............................................      175,254         114,952        117,487
                                                                ---------       ---------      ---------
    Total other operating income ...........................    $ 362,758       $ 240,882      $ 211,238
                                                                =========       =========      =========
Other operating expense:
 Postage and delivery ......................................    $  53,697       $  55,410      $  52,981
 Outside data processing, programming and software .........      111,640         102,773         64,450
 Stationery and supplies ...................................       37,820          35,939         34,767
 Advertising and sales promotion ...........................       66,983          66,468         71,257
 Professional services .....................................       79,911          75,002         56,066
 Travel and business promotion .............................       40,783          33,944         29,254
 Telecommunications ........................................       61,131          58,088         54,467
 Amortization of intangible assets .........................       92,897          50,879         39,091
 Foreclosed property expense ...............................       (3,182)           (853)           571
 Other expense .............................................      237,134         184,036        161,120
                                                                ---------       ---------      ---------
    Total other operating expense ..........................    $ 778,814       $ 661,686      $ 564,024
                                                                =========       =========      =========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note R -- Earnings Per Share



                                                                                YEAR ENDED DECEMBER 31
                                                                   -------------------------------------------
                                                                         2000             1999            1998
                                                                   ----------       ----------        --------
Basic (thousands, except per share)
Average common shares outstanding ..............................     202,989           202,795         205,058
                                                                   =========        ==========        ========
Net income .....................................................   $832,308         $1,011,221        $874,170
                                                                   =========        ==========        ========
Per share amount ...............................................   $   4.10         $     4.99        $   4.26
Diluted (thousands, except per share)
Average common shares outstanding ..............................    202,989            202,795         205,058
Dilutive common stock options at average market price ..........      1,311              2,976           3,778
Dilutive common stock awards at average market price ...........        127                397             300
Convertible long-term debt assumed converted ...................         23                 24              17
                                                                   ---------        ----------        --------
Average diluted shares outstanding .............................    204,450            206,192         209,153
                                                                   =========        ==========        ========
Net income .....................................................   $832,308         $1,011,221        $874,170
Add interest on convertible long-term debt, net of tax .........         62                 71              48
                                                                   ---------        ----------        --------
Adjusted net income ............................................   $832,370         $1,011,292        $874,218
                                                                   =========        ==========        ========
Per share amount ...............................................   $   4.07         $     4.90        $   4.18

--------------------------------------------------------------------------------


Note S -- Fair Value of Financial Instruments

The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented are based on pertinent information available to management as of December 31, 2000 and 1999. Such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and therefore, current estimates of fair value may differ significantly from the amounts presented.

Trading Account Assets -- Fair values are based on quoted market prices as recognized in the statements of condition.

Securities -- Fair values are based on quoted market prices. If a quoted market price is not available, fair value is estimated using market prices for similar securities.

Loans -- For credit card, equity lines and other loans with short-term or variable rate characteristics, the carrying value reduced by an estimate of credit losses inherent in the portfolio is a reasonable estimate of fair value. The fair value of all other loans is estimated by discounting their future cash flows using interest rates currently being offered for loans with similar terms, reduced by an estimate of credit losses inherent in the portfolio. The discount rates used are commensurate with the interest rate and prepayment risks involved for the various types of loans.

Deposits -- The fair values disclosed for demand deposits (e.g., interest- and noninterest-bearing demand, savings and money market savings) are equal to the amounts payable on demand at the reporting date (i.e., their carrying amounts). Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated monthly maturities.

Long-Term Debt -- Fair values are estimated using discounted cash flow analyses, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

Many of the Corporation's assets and liabilities are short-term financial instruments whose carrying amounts reported in the statements of condition approximate fair value. These items include cash and due from banks, interest-bearing bank balances, federal funds sold and securities purchased under resale agreements, due from customers on acceptances, short-term borrowed funds, acceptances outstanding, and the financial instruments included in other assets and liabilities. The following summarizes estimated fair values of the Corporation's remaining on-balance sheet financial instruments as of December 31.

                                                2000
                                  --------------------------------
                                         CARRYING        ESTIMATED
                                            VALUE       FAIR VALUE
                                  ---------------   --------------
Financial assets:
   Trading account assets .....    $   960,838        $   960,838
   Securities .................      8,595,446          8,624,231
   Loans, net of allowance
     for loan losses ..........     54,179,161         54,345,169
Financial liabilities:
   Deposits ...................     44,412,182         44,466,325
   Long-term debt .............     10,808,218         10,403,092

--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note S -- Fair Value of Financial Instruments -- Concluded


                                                  1999
                                      -----------------------------
                                           CARRYING       ESTIMATED
                                              VALUE      FAIR VALUE
                                      -------------   -------------
Financial assets:
   Trading account assets .........   $   870,304      $   870,304
   Securities .....................     8,144,514        8,156,940
   Loans, net of allowance
     for loan losses ..............    49,066,415       49,085,271
Financial liabilities:
   Deposits .......................    41,786,418       41,846,589
   Long-term debt .................     7,814,263        7,819,811

Off-Balance Sheet Instruments -- Fair values are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing for loan commitments and letters of credit, and the estimated amount the Corporation would receive or pay to terminate or replace the contract at current market rates for the remainder of the off-balance sheet instruments. See Notes L and M for additional information about off-balance sheet financial instruments.

The estimated fair values of the Corporation's off-balance sheet financial instruments as of December 31 are summarized below. The amounts for commitments and letters of credit are presented as negative in order to represent the approximate cost the Corporation would incur to pay third parties to assume these commitments. Interest rate contracts and other off-balance sheet financial instruments represent the net fair value gain or loss of the contracts.

                                                  2000            1999
                                             ESTIMATED       ESTIMATED
                                            FAIR VALUE      FAIR VALUE
                                       ---------------   -------------
Unfunded commitments to
   extend credit ...................   $  (73,396)       $  (76,770)
Letters of credit ..................      (68,865)          (69,921)
Interest rate contracts issued for
   trading purposes ................       40,790            34,119
Interest rate contracts held for
   purposes other than trading .....      121,694          (138,707)
Other off-balance sheet financial
   instruments issued or held for
   trading or lending purposes .....        3,835             8,322

This presentation excludes certain financial instruments and all nonfinancial instruments. The disclosures excludes customer relationships, deposit base intangibles and goodwill. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

--------------------------------------------------------------------------------

Notes to Consolidated Financial Statements -- Concluded
--------------------------------------------------------------------------------
$ in thousands                           Wachovia Corporation and Subsidiaries

Note T -- Wachovia Corporation (Parent Company Only) Information

The following is a condensed statement of financial condition of the parent company at December 31.



                                                        2000              1999
                                             ---------------   ---------------
Assets
Cash on demand deposit with bank
   subsidiary ............................   $         --      $        669
Interest-bearing bank balances with
   bank subsidiaries .....................      2,017,855         1,269,354
Securities ...............................        174,102           170,856
Demand loans to nonbank subsidiaries .....      1,244,092         1,243,252
Notes receivable from subsidiaries .......      2,766,714         2,456,455
Investments in:
  Bank subsidiaries ......................      6,635,207         6,023,150
  Nonbank subsidiaries ...................        821,257           731,090
Other assets .............................        202,419           211,670
                                             ------------      ------------
       Total assets ......................   $ 13,861,646      $ 12,106,496
                                             ============      ============
Liabilities and Shareholders' Equity
Parent company commercial paper ..........   $  1,855,923      $  1,658,988
Subordinated notes payable to nonbank
  subsidiaries ...........................      1,027,987         1,027,600
Long-term debt ...........................      4,566,785         3,666,018
Demand loans from bank subsidiary ........         18,015            18,015
Other liabilities ........................        108,397            77,418
Shareholders' equity .....................      6,284,539         5,658,457
                                             ------------      ------------
       Total liabilities and shareholders'
         equity ..........................   $ 13,861,646      $ 12,106,496
                                             ============      ============

The operating results of the parent company for the three years ended December 31 are shown below.



                                                   2000             1999           1998
                                          -------------   --------------   ------------
Income
Dividends from:
  Bank subsidiaries ...................   $  462,600      $   617,800      $ 562,000
  Nonbank subsidiaries ................       27,393           77,000             --
Interest from subsidiaries ............      366,907          301,576        222,956
Other interest income .................       12,391           12,840          7,997
Other income ..........................        9,060           33,317         57,387
                                          ----------      -----------      ---------
       Total income ...................      878,351        1,042,533        850,340
Expense
Interest on short-term
  borrowed funds ......................      103,256           69,619         64,086
Interest on long-term debt ............      352,458          297,646        197,944
Interest paid to subsidiaries .........        1,239            1,354          1,746
Other expense .........................        8,838           33,714         47,858
                                          ----------      -----------      ---------
       Total expense ..................      465,791          402,333        311,634
Income before income tax
  benefit and equity in
  undistributed net income of
  subsidiaries ........................      412,560          640,200        538,706
Income tax benefit ....................       28,910           19,801         14,259
                                          ----------      -----------      ---------
Income before equity in
  undistributed net income of
  subsidiaries ........................      441,470          660,001        552,965
Equity in undistributed net
  income of subsidiaries ..............      390,838          351,220        321,205
                                          ----------      -----------      ---------
       Net income .....................   $  832,308      $ 1,011,221      $ 874,170
                                          ==========      ===========      =========

The cash flows for the parent company for the three years ended December 31, were as follows:


                                             2000             1999              1998
                                  ---------------   --------------   ---------------
Operating Activities
Net Income ....................   $  832,308        $ 1,011,221      $  874,170
Other, net ....................       51,200            21,648           52,802
Equity in undistributed
   net income of
   subsidiaries ...............     (390,838)         (351,220)        (321,205)
                                  ----------        -----------      ----------
  Net cash provided by
     operations ...............      492,670           681,649          605,767
Investing Activities
Net increase in interest-
  bearing bank balances .......     (748,501)         (227,883)        (184,968)
Purchases of securities .......      (31,198)          (76,433)        (105,763)
Sales, calls, prepayments
  and maturities of
  securities ..................       27,427            38,371           38,257
Net (increase) decrease in
  demand loans to
  nonbank subsidiaries ........         (840)         (464,217)         214,038
Notes issued to
  subsidiaries ................     (312,764)         (213,733)      (1,015,908)
Notes repaid by
  subsidiaries ................        2,536           300,103              908
Net decrease (increase) in
  other assets ................       12,278           (18,810)         (22,318)
Equity investment in
  subsidiaries ................      (25,339)           (3,780)        (249,001)
                                  ----------        -----------      ----------
  Net cash used by
     investing activities .....   (1,076,401)         (666,382)      (1,324,755)
Financing Activities
Net decrease in loans and
  notes from subsidiaries                 --            (3,810)         (50,474)
Net increase in
  commercial paper ............      196,935           299,606          325,358
Proceeds from long-term
  debt ........................    1,144,966           993,359        1,288,859
Maturities and
  repayments of
  long-term debt ..............     (250,000)         (318,115)              --
Issuance of stock .............       40,465            59,478           80,375
Dividend payments .............     (463,018)         (418,447)        (381,798)
Common stock
  repurchased .................     (116,086)         (634,623)        (531,122)
Increase (decrease) in
  other liabilities ...........       29,800             7,434          (18,658)
                                  ----------        -----------      ----------
  Net cash provided
     (used) by financing
     activities ...............      583,062           (15,118)         712,540
                                  ----------        -----------      ----------
(Decrease) increase in
  cash ........................         (669)              149           (6,448)
Cash at beginning of year                669               520            6,968
                                  ----------        -----------      ----------
Cash at end of year ...........   $       --        $      669       $      520
                                  ==========        ===========      ==========
Noncash investing and
  financing activities:
Common stock issued on
  conversion of long term
  debt ........................   $       --        $      250       $       --

The principal maturities of the parent company's long-term debt subsequent to December 31, 2000 are $325,483 in 2001, $151,427 in 2002, $549,093 in 2003,
$598,477 in 2004, $1,099,349 in 2005 and $2,870,943 thereafter.

                                       25